WILSHIRE CREDIT CORPORATION,

as Servicer

OCWEN LOAN SERVICING, LLC,

as Servicer

PNC BANK, N.A.,

as Servicer

SELECT PORTFOLIO SERVICING, INC.,

as Servicer and as Special Servicer

JPMORGAN CHASE BANK, N.A.,

as Master Servicer and Trust Administrator

HOME EQUITY MORTGAGE TRUST 2005-HF1,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

SERVICING AGREEMENT

Dated as of November 4, 2005

ARTICLE I

DEFINITIONS

Section 1.01	Definitions
Section 1.02	Other Definitional Provisions
Section 1.03	Interest Calculations

ARTICLE II

Representations and Warranties

Section 2.01	Representations and Warranties Regarding the Servicers, the Special Servicer and the Master Servicer
Section 2.02	Representations and Warranties of the Issuer
Section 2.03	Breaches of Representations and Warranties; Notice

ARTICLE III

Administration and Servicing of Loans

Section 3.01	The Servicers
Section 3.02	Collection of Certain Loan Payments
Section 3.03	Withdrawals from the Custodial Accounts
Section 3.04	Maintenance of Hazard Insurance; Property Protection Expenses.
Section 3.05	Modification Agreements
Section 3.06	Trust Estate; Loan Files
Section 3.07	Realization Upon Defaulted Loans; Loss Mitigation
Section 3.08	Issuer, Trust Administrator and Indenture Trustee to Cooperate
Section 3.09	Servicing Compensation and Master Servicing Compensation; Payment of Certain Expenses by Servicers.
Section 3.10	Annual Statement as to Compliance
Section 3.11	Annual Servicing Report
Section 3.12	Access to Certain Documentation and Information Regarding the Loans
Section 3.13	Maintenance of Certain Servicing Insurance Policies
Section 3.14	Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property
Section 3.15	Periodic Filings
Section 3.16	HELOC Draws; Excluded Amounts
Section 3.17	Duties of the Credit Risk Manager
Section 3.18	Limitation Upon Liability of the Credit Risk Manager
Section 3.19	Advances by the Master Servicer and the Servicers
Section 3.20	Master Servicing by Master Servicer; Master Servicer Account
Section 3.21	Indenture Trustee to Act as Master Servicer or Servicer
Section 3.22	Special Serviced Loans
Section 3.23	Advance Facility

ARTICLE IV

Servicing Certificates

Section 4.01	Statements to Securityholders

ARTICLE V

Payment Account

Section 5.01	Payment Account

ARTICLE VI

The Servicers, THE SPECIAL SERVICER and the master servicer

Section 6.01	Liability of the Servicers, the Special Servicer and the Master Servicer
Section 6.02	Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer, the Special Servicer or a Servicer
Section 6.03	Limitation on Liability of the Master Servicer, the Servicers, the Special Servicer and Others
Section 6.04	Master Servicer, Special Servicer and Servicers Not to Resign
Section 6.05	Delegation of Duties

ARTICLE VII

Default

Section 7.01	Servicing Default
Section 7.02	Master Servicer or Indenture Trustee to Act; Appointment of Successor
Section 7.03	Notification to Securityholders

ARTICLE VIII

Miscellaneous Provisions

Section 8.01	Amendment
Section 8.02	GOVERNING LAW
Section 8.03	Notices
Section 8.04	Severability of Provisions
Section 8.05	Third-Party Beneficiaries
Section 8.06	Counterparts

Section 8.07	Effect of Headings and Table of Contents
Section 8.08	Termination
Section 8.09	Certain Matters Affecting the Indenture Trustee and the Trust Administrator
Section 8.10	Owner Trustee Not Liable for Loan Files
Section 8.11	Entire Agreement

ARTICLE IX

SPS AND THE MASTER SERVICER

Section 9.01	Reports and Notices
Section 9.02	Master Servicer’s Oversight With Respect to the SPS Serviced Loans
Section 9.03	Termination.
Section 9.04	Liability and Indemnification
Section 9.05	Confidentiality

EXHIBIT A	LOAN SCHEDULE
EXHIBIT B	LIMITED POWER OF ATTORNEY
EXHIBIT C	FORM OF REQUEST FOR RELEASE
EXHIBIT D-1	FORM OF MASTER SERVICER CERTIFICATION
EXHIBIT D-2	FORM OF SERVICER CERTIFICATION
EXHIBIT E	CHARGED OFF LOAN DATA REPORT
EXHIBIT F	FORM OF INDEPENDENT ACCOUNTANT’S REPORT
EXHIBIT G	FORM OF PNC REPORT TO CREDIT RISK MANAGER
EXHIBIT H	FORM OF SPS SERVICED LOANS REPORT
SCHEDULE I	REPRESENTATIONS AND WARRANTIES OF WILSHIRE
SCHEDULE II	REPRESENTATIONS AND WARRANTIES OF OCWEN
SCHEDULE III	REPRESENTATIONS AND WARRANTIES OF PNC
SCHEDULE IV	REPRESENTATIONS AND WARRANTIES OF SPS
SCHEDULE V	REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER

This is a Servicing Agreement, dated as of November 4, 2005, among Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”), PNC Bank, N.A. as a servicer (“PNC” and together with Wilshire, Ocwen and SPS, the “Servicers”), JPMorgan Chase Bank, N.A. as master servicer (the “Master Servicer”) and as trust adminstrator (the “Trust Administrator”), Home Equity Mortgage Trust 2005-HF1 (the “Issuer”) and U.S. Bank National Association as indenture trustee (in such capacity, the “Indenture Trustee”).

W I T N E S S E T H T H A T:

WHEREAS, pursuant to the terms of the Loan Purchase Agreement, DLJ Mortgage Capital, Inc. (in such capacity, the “Seller”) will sell to Credit Suisse First Boston Mortgage Acceptance Corp. (in such capacity, the “Depositor”) the Loans together with the Loan Files on the Closing Date and thereafter all Additional Balances created on or after the Cut-off Date;

WHEREAS, the Depositor will sell the Loans and all of its rights under the Loan Purchase Agreement to the Issuer, together with the Loan Files on the Closing Date and thereafter all Additional Balances relating thereto created on or after the Cut-off Date;

WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer the Certificates to the Depositor;

WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer the Notes to the Depositor; and

WHEREAS, pursuant to the terms of this Servicing Agreement, each Servicer will service the related Loans directly or through one or more Subservicers;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated as of November 4, 2005 (the “Indenture”), among the Issuer, the Indenture Trustee and the Trust Administrator, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02     Other Definitional Provisions. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)        As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

(c)        The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term “including” shall mean “including without limitation;” “or” shall include “and/or;” and the term “proceeds” shall have the meaning ascribed thereto in the UCC.

(d)        The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)        Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03     Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Loan shall be made in accordance with the Mortgage Note. The calculation of the Servicing Fee payable to each Servicer and the Master Servicing Fee and the Credit Risk Manager Fee shall be made on the basis of a 30-day month and a year assumed to consist of 360 days.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01     Representations and Warranties Regarding the Servicers, the Special Servicer and the Master Servicer. Each of Wilshire, Ocwen, PNC, SPS and the Master Servicer makes the representations and warranties set forth in Schedule I, II, III, IV and V, respectively, to the other parties hereto (other than the other Servicers), as of the Closing Date.

Section 2.02     Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to each Servicer, the Special Servicer and the Master Servicer and for the benefit of the Trust Administrator and the Indenture Trustee, as of the Closing Date:

(i)         The Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

(ii)         The execution and delivery by the Issuer of this Servicing Agreement and the performance by the Issuer of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

Section 2.03     Breaches of Representations and Warranties; Notice. Upon the discovery by a Servicer, the Master Servicer, the Indenture Trustee, the Trust Administrator or the Issuer of a breach of any of the representations and warranties made in the Loan Purchase Agreement, in respect of any Loan which materially and adversely affects the interests of the Securityholders, the party discovering such breach or existence shall give prompt written notice to the other parties hereto, the Seller, the Depositor and the Custodian. The related Servicer, upon its discovery of such a breach or after notification of such a breach by another party, pursuant to the Loan Purchase Agreement, Custodial Agreement or otherwise, shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Loan Purchase Agreement, the Seller either (i) cure such breach, or in the case of a breach which has the effect of making a Loan fail to be a “qualified mortgage” within the meaning of Section 860G of the Internal Revenue Code, in all material respects within 120 days from the date the Seller was notified of such breach or (ii) repurchase such Loan from the Issuer at the price and in the manner set forth in Section 1 or Section 3 of the Loan Purchase Agreement; provided that the Seller shall, subject to compliance with all the conditions set forth in the Loan Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Loan, provided that such substitution occurs within two years following the Closing Date. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the related Servicer and remitted by the related Servicer to the Seller on the next succeeding Payment Date provided a payment at least equal to the applicable Monthly Payment has been received by the Issuer for such month in respect of the Loan to be removed. The related Servicer shall notify the Master Servicer, and the Master Servicer shall amend or cause to be amended the Loan Schedule to reflect the removal of such Loan and the substitution of the Eligible Substitute Loans and the Master Servicer shall promptly deliver the amended Loan Schedule to the Owner Trustee and the Indenture Trustee.

Upon receipt of the Repurchase Price, or upon completion of such substitution, the related Servicer shall notify the Custodian and then the Custodian shall, pursuant to the terms of the Custodial Agreement, deliver the Loan Files to such Servicer, together with all relevant endorsements and assignments prepared by such Servicer which the Indenture Trustee shall execute.

In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the related Servicer shall determine the Substitution Amount therefor (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Custodial Account in the month of substitution) and notify the Seller of such amount to be deposited into the Custodial Account pursuant to the Loan Purchase Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING OF LOANS

Section 3.01     The Servicers. (a) Each Servicer, severally and not jointly, either itself or through a subservicer, shall service and administer the related Loans in accordance with this Servicing Agreement and Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the related Servicer may deem necessary or desirable and consistent with the terms of this Servicing Agreement and with Accepted Servicing Practices. The Master Servicer shall, in accordance with Section 3.20 of this Agreement, master service and administer the Loans by overseeing and enforcing the servicing of the Loans by the related Servicer according to the terms of this Agreement. Each Servicer shall service and administer the related Loans through the exercise of the same care that it customarily employs for its own account. The Loans “related” to a Servicer and for which such Servicer will be obligated to service hereunder are those Loans for which the Loan Schedule identifies being serviced by such Servicer. In no event shall any Servicer have any responsibility or liability with respect to any of the Loans serviced by the other Servicers. Notwithstanding anything in this Agreement, any Subservicing Agreement or Credit Risk Management Agreement to the contrary, none of Wilshire, Ocwen, PNC nor SPS shall have any duty or obligation to enforce any Credit Risk Management Agreement to which it is not a party or to supervise, monitor or oversee the activities of the Credit Risk Manager under its Credit Risk Management Agreement (if applicable) with respect to any action taken or not taken by any other Servicer, pursuant to a recommendation of the Credit Risk Manager. Consistent with the terms of this Servicing Agreement and subject to the final sentence of this Section 3.01(a), each Servicer may waive, modify or vary any term of any Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the related Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Indenture Trustee or the Securityholders. Without limiting the generality of the foregoing, each Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the related Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, no Servicer may modify or permit any Subservicer to modify any Loan (including without limitation any modification that would change the Mortgage Interest Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Loan) or extend the final maturity date of such Loan) unless such Loan is in default or, in the judgment of the related Servicer, such default is reasonably foreseeable.

In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on any Mortgaged Property (to the extent such Servicer has been notified that such taxes or assessments have not paid by the related Mortgagor or the owner or the servicer of the related first lien), which advances shall be reimbursable as provided in Section 3.03; provided, however, that each Servicer shall be required to advance only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise out of the proceeds of the related Loan; and provided, further, that such payments shall be advanced within such time period required to avoid the loss of the Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Securityholders, be added to the Principal Balances of the related Loans, notwithstanding that the terms of such Loans so permit.

Each Servicer is authorized and empowered by the Indenture Trustee, in its own name, when the related Servicer believes it appropriate in its reasonable judgment to register any Loan on the MERS® System, or cause the removal from the registration of any Loan on the MERS® System, to execute and deliver, on behalf of the Indenture Trustee, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS. MERS will be named as holder of the loan solely as nominee for the Indenture Trustee and its successors and assigns.

The Indenture Trustee will provide limited powers of attorney, substantially in the form of Exhibit B hereto, to each Servicer, prepared by each Servicer, to permit each Servicer to act on behalf of the Indenture Trustee under this Agreement. Each Servicer hereby indemnifies the Indenture Trustee for all costs and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such power of attorney.

Each Servicer shall fully report its borrower credit files related to the related Loans to Equifax Credit Information Services, Inc., TransUnion LLC and Experian in a timely manner. When required by law or it is otherwise prudent to do so, a Servicer may suspend credit reporting for any Loan.

If the Mortgage relating to a Loan did not have a lien senior to the Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Loan had a lien senior to the Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided, that such refinancing conforms to the related Servicer’s standard subordination underwriting guidelines which shall at all times conform with Accepted Servicing Practices and the provisions of this Servicing Agreement.

The relationship of each Servicer (and of any successor to each Servicer as servicer under this Servicing Agreement) to the Issuer under this Servicing Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b)        Each Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the related Loans. Each Subservicer of a Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.02, the related Subservicing Fee from payments of interest received on such Loan after payment of all amounts required to be remitted to the related Servicer in respect of such Loan. References in this Servicing Agreement to actions taken or to be taken by a Servicer in servicing the Loans include actions taken or to be taken by a Subservicer on behalf of such Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the related Servicer and the Subservicer have agreed. With the approval of the related Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. Each Servicer and the related Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the related Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Servicing Agreement. Each Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Servicing Agreement; provided, however, that in the event of termination of any Subservicing Agreement by a Servicer or the related Subservicer, such Servicer shall either act as servicer of the related Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. Notwithstanding any Subservicing Agreement, any of the provisions of this Servicing Agreement relating to agreements or arrangements between a Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, each Servicer shall remain obligated and liable to the Indenture Trustee and the Issuer for the servicing and administering of the related Loans in accordance with the provisions of this Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the related Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

From and after the Closing Date, each Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on such Servicer’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any related Loan to refinance the Loan, in whole or in part, without the prior written consent of the Issuer. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Issuer on the Closing Date and no Servicer shall take any action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that the following shall not constitute solicitation under this Section 3.01: (i) promotions undertaken by a Servicer or any affiliate of a Servicer which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the related Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements, (ii) promotions undertaken by a Servicer based on such Servicer’s own independent customer databases and (iii) responding to a request unsolicited by such Servicer and initiated by a Mortgagor or obligor under any Loan relating to refinancing. This Section 3.01 shall not be deemed to preclude a Servicer or any of its affiliates from soliciting any Mortgagor for any other financial products or services. Each Servicer shall use its efforts required by applicable law to prevent the sale of the name of any Mortgagor to any Person who is not an affiliate of such Servicer.

In the event that the rights, duties and obligations of a Servicer are terminated hereunder, any successor to the related Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Servicer’s rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

As part of its servicing activities hereunder, each Servicer, for the benefit of the Securityholders, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer would employ in its good faith business judgment and require were it the owner of the related Loans and which are normal and usual in its general mortgage servicing activities. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Each Servicer shall comply with the obligations set forth in Section 11.01 of the Indenture, subject to Section 6.03 hereof.

Section 3.02	Collection of Certain Loan Payments.

(a)        Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Loans, and shall, to the extent such procedures are consistent with this Servicing Agreement, Accepted Servicing Practices and any related insurance policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities and consistent with the procedures that such Servicer employs in servicing all other Loans in its servicing portfolio with characteristics similar to these of the related Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, each Servicer may in its discretion waive any late payment charge, prepayment charge or penalty interest or other fees which may be collected in the ordinary course of servicing such Loan. Subject to the final sentence of Section 3.01(a), each Servicer may also extend the Due Date for payment due on a Loan, provided, however, that a Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage (except as described below) or the interests of the Securityholders. Consistent with the terms of this Servicing Agreement (including the final sentence of Section 3.01(a)) and without limiting the generality of the foregoing, each Servicer may also:

(i)	waive, modify or vary any term of any Loan;

(ii)         consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

(iii)        arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

(iv)	forgive any portion of the amounts contractually owed under the Loan;
(v)	reset the Due Date for the Loan; or
(vi)	any combination of the foregoing;

if in the related Servicer’s determination such waiver, modification, postponement or indulgence, arrangement or other action referred to above is not materially adverse to the interests of the Securityholders and is generally consistent with such Servicer’s policies with respect to mortgage loans similar to the related Loans. Such Loans will not be considered “delinquent” for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence.

(b)        Each Servicer shall establish a Custodial Account, which shall be an Eligible Account, titled “[Servicer’s name], in trust for the Holders of Credit Suisse First Boston Mortgage Acceptance Corp., Home Equity Loan-Backed Notes, Series 2005-HF1” or, if established and maintained by a Subservicer on behalf of the related Servicer, “[Subservicer’s name], in trust for [Servicer’s name]” or “[Subservicer’s name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools,” in which the related Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Loans received by it subsequent to the Cut-off Date (other than in respect of the payments referred to in the following paragraph) within two Business Days following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

(i)         all payments of principal or interest on the related Loans received by such Servicer or by any Subservicer, net of any late fees or other amounts to be retained by the Servicer under this Servicing Agreement;

(ii)         Net Liquidation Proceeds including any related Foreclosure Profit, net of any late fees or other amounts to be retained by such Servicer under this Servicing Agreement;

(iii)        any amounts deposited by such Servicer in connection with any REO pursuant to the Loan Purchase Agreement;

(iv)        insurance proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property, except for insurance proceeds for the repair or restoration of the related Mortgaged Property or released to the related

Mortgagor in accordance with Accepted Servicing Practices, the related Loan File or applicable law;

(v)        all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the documents in the Mortgage File or applicable law.

(vi)        all proceeds (including the Repurchase Price) of any Loans repurchased by the Seller pursuant to the Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited by the Seller in connection with the substitution of an Eligible Substitute Loan pursuant to the Loan Purchase Agreement;

(vii)       any amounts required to be deposited in the Custodial Account pursuant to Section 3.08;

(viii)      amounts required to be paid by the related Servicer pursuant to Section 3.04;

(ix)	all Advances made by such Servicer pursuant to Section 3.19;

(x)        with respect to each Principal Prepayment on the Loans (other than the HELOCs), the Compensating Interest Payment, if any, for the related Prepayment Period; and

(xi)	all Prepayment Charges.

provided, however, that with respect to each Collection Period, each Servicer shall be permitted to retain from payments in respect of interest on the related Loans, the related Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the related Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, a Servicer need not deposit in the Custodial Account amounts representing fees (including annual fees) or late charge penalties payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.09 hereof), or amounts received by the related Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the related Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.

Each Servicer may cause the institution maintaining the related Custodial Account to invest any funds in such Custodial Account in Permitted Investments, which shall mature not later than the next Servicer Remittance Date and which shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the related Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the related Servicer out of its own funds immediately as realized.

(c)        Each Servicer will require each related Subservicer to hold all funds constituting collections on the related Loans, pending remittance thereof to such Servicer, in one or more accounts meeting the requirements of an Eligible Account, and, if applicable, invested in Permitted Investments.

(d)        Each Servicer may, with the prior written consent of the Trust Administrator, transfer a Custodial Account to a different Eligible Account from time to time.

Section 3.03     Withdrawals from the Custodial Accounts. Each Servicer shall, from time to time as provided herein, make withdrawals from the related Custodial Account for the following purposes:

(i)         in the case of PNC, from collections on the PNC Serviced Loans, (a) on a daily basis, from Principal Collections, to pay to PNC the amount of any Additional Balances as and when created during the related Collection Period and (b) to pay to PNC any Reimbursable Excluded Amounts (as defined in Section 3.16(b) hereof) received during the related Collection Period;

(ii)         on each Servicer Remittance Date preceding a Payment Date, the related Servicer shall withdraw from the related Custodial Account the portion of the Interest Remittance Amount and Principal Remittance Amount for such Payment Date applicable to the Loans being serviced by such Servicer and, prior to the close of business on such Servicer Remittance Date, deposit such amounts into the Master Servicer Account (in the case of Wilshire, Ocwen and SPS) or the Payment Account (in the case of PNC), to be distributed by the Trust Administrator pursuant to Section 3.16(c) hereof and by the Paying Agent in accordance with and in the order or priority set forth in Section 3.05(a) of the Indenture for such Payment Date, in accordance with the Servicing Certificate;

(iii)        to the extent deposited to the related Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Loans which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such Loan;

(iv)        to pay to itself out of each payment received on account of interest on a related Loan as contemplated by Section 3.09, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any Subservicing Fees not previously withheld by the Subservicer;

(v)        to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.02(b);

(vi)        to pay to the Seller, with respect to any Loan or property acquired in respect thereof that has been repurchased by or otherwise transferred to the Seller, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Repurchase Price is determined;

(vii)       in the event that Liquidation Proceeds, if applicable, received in respect of a Loan are not sufficient to cover all unreimbursed expenses for which the related Servicer is entitled to reimbursement hereunder, such Servicer may reimburse itself for such expenses out of funds held in the related Custodial Account;

(viii)      to transfer funds to another Eligible Account in accordance with Section 3.02(d) hereof;

(ix)        to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

(x)        to clear and terminate the Custodial Account upon the termination of this Servicing Agreement;

(xi)        to reimburse such Servicer for any unpaid Servicing Fees to which such Servicer is entitled under this Agreement, including (A) in connection with the termination of the obligations of such Servicer, (B) any accrued and unpaid Servicing Fees at the time a Loan becomes a Liquidated Loan or Charged Off Loan and (C) any unpaid Servicing Fees not otherwise collected from Liquidation Proceeds;

(xii)       to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Loan being limited to amounts received on such Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO and proceeds of any purchase or repurchase of the related Loan with respect to such Mortgage Loan) respecting which any such advance was made and late recoveries of the payments for which such Servicing Advance was made and (B) for unpaid Servicing Fees as provided in Section 3.07 hereof;

(xiii)      to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (xiii) being limited to amounts received on the Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO and proceeds of any purchase or repurchase of the related Loan to the extent deposited in the Custodial Account);

(xiv)      to reimburse such Servicer for any Nonrecoverable Advance previously made from collections or proceeds of any of the Loans serviced by such Servicer;

(xv)       to pay itself any Prepayment Interest Excess; provided that in accordance with the definition of “Prepayment Interest Excess,” the applicable Servicer shall only be entitled to Prepayment Interest Excess with respect to any Loan and any Payment Date if the related Principal Prepayment in full is deposited to the related Custodial Account pursuant to Section 3.02(b)(i) hereof in the same month as such Principal Prepayment in full is made, to be included with distributions on such Payment Date;

(xvi)      to reimburse such Servicer for any Advances or Servicing Advances made with respect to a delinquent Loan, which Loan has been modified by such Servicer in accordance with the terms of this Agreement, such right of reimbursement being limited to amounts received on the Loan so modified; and

(xvii)     to reimburse such Servicer for expenses incurred and reimbursable pursuant to Section 6.03 hereof.

Since, in connection with withdrawals pursuant to clauses (i), (iii) and (iv), each Servicer’s entitlement thereto is limited to collections or other recoveries on the related Loan, such Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the related Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, each Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement that such Servicer determines to be otherwise nonrecoverable, by withdrawal from the related Custodial Account of amounts on deposit therein attributable to the related Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

Section 3.04	Maintenance of Hazard Insurance; Property Protection Expenses.

(a)        Each Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the least of (i) the amount of the actual direct physical damage to the Mortgaged Property, (ii) the amount of the outstanding balance on the Loan or (iii) the actual market value of the structures built on the Mortgaged Property at the time of the loss. Each Servicer shall use its best efforts to monitor that hazard insurance is maintained as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. Any amounts collected by the related Servicer under any such policy relating to a Loan shall be deposited in the related Custodial Account subject to withdrawal pursuant to Section 3.03. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the related Servicer’s own funds, without reimbursement therefor. Upon request of the Master Servicer or the Trust Administrator, the related Servicer shall cause to be delivered to the Master Servicer or the Trust Administrator, as applicable, a certified true copy of such policy and a statement that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer or the Trust Administrator, as applicable. In connection with its activities as servicer of such Loans, the related Servicer agrees to present, on behalf of itself and the Securityholders, claims under any such blanket policy.

(b)        If, upon the origination of a Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance has been made available, the related Servicer shall cause to be maintained, to the extent required by the related Loan File, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage at least equal to the lesser of (i) the unpaid Principal Balance of such Loan, (ii) the full insurable value of such Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. With respect to any REO, the related Servicer shall also maintain, if applicable, flood insurance in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related Loan at the time of foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses.

(c)        Pursuant to Section 3.02, any amounts collected by a Servicer under any insurance policy maintained pursuant to this Section, other than amounts to be applied to the restoration or repair of Mortgaged Property or released to a Mortgagor in accordance with such Servicer’s normal servicing practices, shall be deposited into the related Custodial Account, subject to withdrawal pursuant to Section 3.03. Any cost incurred by a Servicer in maintaining any such insurance shall be added to the amount owing under the related Loan where the terms of the related Loan File so permit; provided, that the addition of any such cost shall not be taken into account for purposes of calculating the Principal Balance of such Loan. Such costs shall be recoverable by the related Servicer pursuant to Section 3.03.

(d)        No Servicer shall be under any obligation to maintain or require any Mortgagor to maintain earthquake, title or other additional insurance, and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of any Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 3.05     Modification Agreements. Each Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, modification agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Issuer, the Trust Administrator and the Indenture Trustee each shall promptly execute any such documents on request of a Servicer) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, in each case if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Loan, that the security for, and the timely and full collectability of, such Loan would not be adversely affected thereby, and provided further that, the related Servicer shall have received an Opinion of Counsel to the effect that such partial release will not result in an Adverse REMIC Event. Any fee collected by a Servicer or the related Subservicer for processing such request will be retained by such Servicer or such Subservicer as additional servicing compensation.

Section 3.06     Trust Estate; Loan Files. (a) When required by the provisions of this Servicing Agreement, the Issuer, the Trust Administrator or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer’s or the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Servicing Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer’s or the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)        If from time to time a Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05, such Servicer may in accordance with the terms of the Custodial Agreement, cause the Custodian to determine if each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Loan Files. If any such documents submitted by a Servicer do not meet the above qualifications, (i) the related Servicer may, in accordance with the terms of the Custodial Agreement, cause the Custodian to promptly return such documents to the related Servicer and (ii) the related Servicer shall forward the correct documentation to the Custodian.

(c)        Upon receipt of a request for release delivered via e-mail, substantially in the form attached hereto as Exhibit C, from a Servicer (each a “Request for Release”), that indicates that a Loan has been the subject of a final payment or a prepayment in full and the related Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the related Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the related Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Loan or, if applicable, Liquidation Proceeds, the Custodian shall promptly release and deliver by overnight delivery the Loan Files to such Servicer pursuant to the terms of the Custodial Agreement, no later than three (3) Business Days after such Servicer’s request, along with such documents as such Servicer or the Mortgagor may request to evidence satisfaction and discharge of such Loan, and the Trust Administrator and the Indenture Trustee shall execute any documents delivered to it and reasonably requested in connection therewith, without recourse, representation or warranty. If from time to time and as appropriate for the servicing or foreclosure of any Loan, a Servicer requests the Custodian to release the Loan Files and delivers to the Custodian a Request for Release to the Custodian, pursuant to the terms of the Custodial Agreement the Custodian will release and deliver by overnight delivery the Loan Files to the related Servicer. The related Servicer shall return promptly to the Custodian the Loan Files when such Servicer’s need therefor no longer exists, unless the related Loan has been liquidated (provided, however, that the related Servicer shall indicate that such Loan has been or is to be liquidated in the related Request for Release).

Section 3.07     Realization Upon Defaulted Loans; Loss Mitigation. (a) With respect to the Loans that come into and continue in default, the related Servicer shall decide whether to

(i) foreclose upon the Mortgaged Properties securing such Loans, (ii) write off the unpaid principal balance of the Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with this Servicing Agreement; in each case subject to the rights of any related first lien holder; provided that in connection with the foregoing if the related Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the related Servicer will not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the related Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the related Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided that the related Servicer shall not be liable in any respect hereunder if such Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. In the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Indenture Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Indenture Trustee with a written report of environmental inspection. The foregoing is subject to the proviso that the related Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that (i) such expenditure will increase the related Net Liquidation Proceeds and (ii) such expenses will be recoverable by the related Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event of a determination by a Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Liquidation Proceeds, such Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

(b)	[RESERVED]

(c)        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of the Indenture Trustee, on behalf of the Securityholders of the Home Equity Mortgage Trust, 2005-HF1, or its designee. The Indenture Trustee’s name shall be placed on the title to such REO solely as the Indenture Trustee hereunder and not in its individual capacity. Each Servicer shall ensure that the title to such REO references this Agreement and the Indenture Trustee’s capacity hereunder. Notwithstanding any such acquisition of title and cancellation of the related Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Loan held as an asset of the Issuer until such time as such property shall be sold.

(d)        Notwithstanding anything to the contrary contained in this Agreement, with respect to any Loan (other than a HELOC) that is one hundred twenty (120) days delinquent (or in the case of a HELOC, that is ninety (90) days delinquent), the related Servicer shall have obtained or shall obtain a broker’s price opinion with respect to the related Mortgaged Property and shall use all reasonable efforts to obtain a total indebtedness balance (including, but not limited to, unpaid principal, interest, escrows, taxes and expenses) for any related senior lien. The cost of obtaining any such broker’s price opinion shall be reimbursable to the related Servicer pursuant to Section 3.03(xii). After obtaining the related broker’s price opinion, the related Servicer will determine whether any Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the related Servicer determines that (x) no Significant Net Recovery is possible or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it may, at its discretion, charge off such delinquent Loan in accordance with paragraph (e) and (f) below.

(e)        With respect to any Loan, if the related Servicer determines based on the broker’s price opinion obtained under paragraph (d) above and other relevant considerations that (x) no Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it will be obligated to charge off the related Loan at the time such Loan becomes 180 days delinquent. Once a Loan has been charged off, (under this Section or otherwise) the related Servicer will discontinue making Advances, the related Servicer will not be entitled to any additional servicing compensation (except as described in paragraph (f) of this Section 3.07), the Charged Off Loan will give rise to a Realized Loss, and the related Servicer will follow the procedures described in paragraph (f) below. If the related Servicer determines that (x) a Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the Mortgaged Property and (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is sufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, such Servicer may continue to make Advances on the related Loan that has become 180 days delinquent and, will notify the Credit Risk Manager of that decision.

(f)         Any Loan that becomes a Charged Off Loan may continue to be serviced by the related Servicer for the Securityholders using Special Servicing. The related Servicer will accrue, but not be entitled to, any Servicing Fees and reimbursement of expenses in connection with such Charged Off Loans, except to the extent of funds available from the aggregate amount of recoveries on all Loans serviced by that Servicer that are Charged Off Loans. Such aggregate recovery amounts on Loans serviced by that Servicer that are Charged Off Loans shall be paid to the related Servicer first, as reimbursement of any outstanding and unpaid expenses, and second, as any accrued and unpaid Servicing Fees. The related Servicer will only be entitled to previously accrued Servicing Fees and expenses on any such Charged Off Loans. The related Servicer will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any Charged Off Loan serviced by a Servicer using

Special Servicing shall be so serviced until the Release Date described below. Any Net Recoveries on such Charged Off Loans received prior to the Release Date will be included in the Principal Remittance Amount and Interest Remittance Amount.

On the date (the “Release Date”) which is no more than six months after the date on which a Servicer begins servicing any Charged Off Loans using Special Servicing, unless specific Net Recoveries are anticipated by the related Servicer on a particular Charged Off Loan (in which case the Release Date will be delayed until all such specific anticipated Net Recoveries are received or no longer anticipated), such Charged Off Loan will be released from the Trust, will no longer be an asset of any REMIC, and will be transferred to the Class X-2 Certificateholders, without recourse, and thereafter (i) those Holders, as identified with contact information in writing to the related Servicer by the Depositor, will be entitled to any amounts subsequently received in respect of any such Released Loans, subject to the related Servicer’s fees described below, (ii) the majority in interest Class X-2 Certificateholder may designate any servicer to service any such Released Loan, (iii) the majority in interest Class X-2 Certificateholder may sell any such Released Loan to a third party and (iv) to the extent the servicing of such Charged Off Loans is not transferred from the related Servicer, the servicing of such Charged Off Loans and the fees therefor shall be governed by the most current servicing agreement between the related Servicer and the Seller. Notwithstanding the previous sentence, if at any time after a Loan has been Charged Off and prior to six months after the date on which the related Servicer begins servicing such Charged Off Loan using Special Servicing, the related Servicer determines that there will not be any Net Recoveries on such Charged Off Loan under any circumstances, such Servicer may release such Charged Off Loan to the majority in interest Class X-2 Certificateholder in accordance with the provisions set forth in the previous sentence.

Notwithstanding the foregoing, the procedures described above in the first paragraph of this subsection 3.07(f) relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the majority in interest Class X-1 Certificateholder, with the consent of the applicable Servicers, which consents shall not be unreasonably withheld; provided, however, that in no event shall the majority in interest Class X-1 Certificateholder change the fee structure relating to Charged Off Loans in a manner that would cause fees to be paid to the Servicers other than from recoveries on Charged Off Loans.

The Trust Administrator shall track collections received by each Servicer on any Charged Off Loans based upon loan level data provided to the Trust Administrator by the related Servicer on each Data Remittance Date in a report in the form of Exhibit E hereto, identifying the Charged Off Loans as of the related Collection Period that such Servicer will continue to service until the related Release Date using Special Servicing. On each Payment Date, the Trust Administrator shall verify, based on the recovery and expense information provided by the related Servicer, on the related Data Remittance Date, (i) the aggregate amount of accrued and unpaid Servicing Fees to be paid to each Servicer, and expenses to be reimbursed to each Servicer, on such Charged Off Loans as of the related Collection Period and (ii) the amount of Net Recoveries on such Charged Off Loans for such Payment Date. The Trust Administrator shall be entitled to rely, without independent verification, on the loan level data provided by the Servicers that identifies the recovery amounts and the outstanding and unpaid expenses on any Charged Off Loan in order to verify the amount in clause (ii) of the previous sentence. The Trust Administrator will be responsible for independently verifying the aggregate amount of accrued and unpaid Servicing Fees described in clause (i) of the second preceding sentence to be paid to the related Servicer.

(g)        The majority Class X-2 Certificateholder, at its option, may (but is not obligated to) repurchase from the Trust Fund, (a) any Loan that is delinquent in payment by three or more Scheduled Payments or (b) any Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, the majority Class X-2 Certificateholder shall repurchase such Loan with its own funds at a price equal to the Repurchase Price for such Loan. The majority Class X-2 Certificateholder may designate any servicer to service any such Loan purchased from the Trust.

Section 3.08     Issuer, Trust Administrator and Indenture Trustee to Cooperate. On or before each Payment Date, each Servicer will notify the Master Servicer, the Trust Administrator, the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Loan during the preceding Collection Period. Upon receipt of payment in full, the related Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded if required under the Loan Purchase Agreement, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the related Servicer if required by applicable law and be delivered to the Person entitled thereto and, if applicable, to cause the removal from the registration on the MERS® System of such Mortgage. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the related Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Loan, the Custodian shall, pursuant to the terms of the Custodial Agreement, upon request of the related Servicer and delivery to the Custodian, with a copy to the Issuer, of a Request for Release, signed by a Servicing Officer, release or cause to be released the related Loan File to the related Servicer and the Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the related Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the related Servicer to return the Loan File to the Custodian (as specified in such receipt) when the need therefor by the related Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released to the related Servicer.

In order to facilitate the foreclosure of the Mortgage securing any Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions of the Loan Purchase Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the related Servicer, promptly execute an appropriate assignment in the form provided by the related Servicer to assign such Loan for the purpose of collection to the related Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Loan and deposit or credit the Net Liquidation Proceeds, inclusive of Foreclosure Profits, received with respect thereto in the related Custodial Account.

In the event that all delinquent payments due under any such Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Loan to the Indenture Trustee and return all Loan Files to the place where the related Loan File was being maintained.

In connection with the Issuer’s obligation to cooperate as provided in this Section 3.08 and all other provisions of this Servicing Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Loans, the Indenture Trustee, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and to promptly execute and return all instruments reasonably required by the Servicers in connection therewith.

Section 3.09     Servicing Compensation and Master Servicing Compensation; Payment of Certain Expenses by Servicers.

Each Servicer shall be entitled to receive the related Servicing Fee in accordance with Sections 3.02 and 3.03 as compensation for its services in connection with servicing the Loans. Moreover, additional servicing compensation in the form of late payment charges, Prepayment Interest Excess, investment income on amounts in the related Custodial Account or the Payment Account and other receipts not required to be deposited in the related Custodial Account as specified in Section 3.02 shall be retained by the related Servicer. Each Servicer shall be required to pay all expenses incurred by it in connection with its normal and customary activities hereunder and shall not be entitled to reimbursement therefor.

As compensation for its services hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan in accordance with Section 3.05(a) of the Indenture.

Section 3.10     Annual Statement as to Compliance. Each Servicer will deliver to the Master Servicer no later than March 15 of each year, beginning with 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of its performance under this Servicing Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, such Servicer has materially fulfilled all of its obligations under this Servicing Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by such Servicer to cure such default. Upon each receipt of such Officer’s Certificate from any Servicer, the Master Servicer shall promptly deliver a copy of such Officer’s Certificate to the Issuer, the Underwriter, the Trust Administrator and the Indenture Trustee.

The Master Servicer will deliver to the Issuer, the Underwriter, the Trust Administrator and the Indenture Trustee as of March 15 of each year, beginning with 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Servicing Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Master Servicer to cure such default.

Section 3.11     Annual Servicing Report. On or before March 15 of each year, beginning in 2006, the Master Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trust Administrator, in the form of Exhibit F hereto. Upon the Trust Administrator’s receipt of such statement, the Trust Administrator shall send a copy of such statement to the Depositor.

On or before March 15 each year, beginning in 2006, each Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Issuer, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Depositor, the Underwriter and each Rating Agency to the effect that such firm has examined certain documents and records relating to such Servicer’s servicing of mortgage loans of the same type as the Loans pursuant to servicing agreements substantially similar to this Servicing Agreement, which servicing agreements may include this Servicing Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. In addition, each Servicer shall disclose to such firm all significant deficiencies relating to such Servicer’s compliance with the minimum servicing standards set forth in this Agreement. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of such Loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.12     Access to Certain Documentation and Information Regarding the Loans. Whenever required by statute or regulation, the Master Servicer and each Servicer shall provide to any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Master Servicer, the Trust Administrator or the Indenture Trustee, reasonable access to the documentation regarding the related Loans in its possession, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the related Servicer or the Master Servicer. In addition, each Servicer shall provide to the Special Servicer reasonable access to all records and documentation regarding the Loans serviced by it that become Special Serviced Loans. Each Servicer may, from time to time, provide the Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee and any Person designated by the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee, with reports and information regarding the Loans, including without limitation, information requested by the Depositor or an originator of the Loans for required institutional risk control. Nothing in this Section 3.12 shall derogate from the obligation of each Servicer and the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of a Servicer or the Master Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

Section 3.13	Maintenance of Certain Servicing Insurance Policies.

(a)        Each Servicer shall maintain with a responsible company, and at its own expense, a banker's blanket fidelity bond (a “Fidelity Bond”) and a mortgage errors and omissions insurance policy (an “Errors and Omissions Policy”), in amounts as required by Fannie Mae and Freddie Mac and as are commercially available and at costs that are not generally regarded as excessive by industry standards. Any fidelity bond shall protect against dishonest act of officers and employees. Any such Fidelity Bond or Errors and Omissions Policy shall not be canceled without the prior written consent of the Indenture Trustee and the Trust Administrator. The Master Servicer shall maintain a Fidelity Bond and an Errors and Omissions Policy in such amounts generally acceptable for entities serving as master servicer.

(b)        Each Servicer shall be deemed to have complied with this provision if any of its Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such policy, the coverage afforded thereunder extends to the related Servicer. Each Servicer shall cause each Subservicer to maintain an Errors and Omissions Policy and a Fidelity Bond meeting the requirements of this Section.

Section 3.14     Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. Each Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that a Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2005, each Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the related Servicer (i) on behalf of the Issuer, acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the related Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

Section 3.15	Periodic Filings.

(a)        Each Servicer and the Master Servicer shall reasonably cooperate with the Depositor and the Trust Administrator in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(b)        Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer will deliver to the Depositor and the Trust Administrator an Officer’s Certificate for the prior calendar year in substantially the form of Exhibit D-1 to this Agreement. The Master Servicer agrees to indemnify and hold harmless the

Depositor, the Trust Administrator and each Person, if any, who “controls” the Depositor or the Trust Administrator within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of Master Servicer to deliver or cause to be delivered when required any Officer’s Certificate pursuant to this Section 3.15(b), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 3.15(b). If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 3.15(b) by the Master Servicer is unavailable or insufficient to hold harmless such Persons, then the Master Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trust Administrator on the one hand and the Master Servicer on the other. The Master Servicer acknowledges that the Depositor and the Trust Administrator are relying on such Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under Section 6.16 of the Indenture.

(c)        Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), each Servicer, with respect to the Loans serviced by such Servicer, will deliver to the Trust Administrator, and the Trust Administrator shall forward to the Depositor and the Master Servicer, an Officer’s Certificate for the prior calendar year in substantially the form of Exhibit D-2 to this Agreement. Each Servicer agrees to indemnify and hold harmless the Depositor, the Trust Administrator, the Master Servicer and each Person, if any, who “controls” the Depositor, the Trust Administrator or the Master Servicer within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Servicer to deliver or cause to be delivered when required any Officer’s Certificate pursuant to this Section 3.15(c), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided by such Servicer pursuant to this Section 3.15(c). If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 3.15(c) by such Servicer is unavailable or insufficient to hold harmless such Persons, then such Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor, the Trust Administrator or the Master Servicer on the one hand and such Servicer on the other. Each Servicer acknowledges that the Depositor, the Trust Administrator and the Master Servicer are relying on such Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 3.15 (in the case of the Master Servicer) and Section 6.16 of the Indenture (in the case of the Depositor and the Trust Administrator).

(d)        If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.15, to be conducted differently than as described, the parties hereto will reasonably cooperate to amend the provisions of this Section 3.15 in order to comply with such amended reporting requirements and such amendment of this Section 3.15. Any such amendment shall be made in accordance with Section 8.01 without the consent of the Securityholders, and may result in a change in the reports filed by the Trust Administrator on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, the Depositor, Servicers, the Master Servicer and the Trust Administrator shall not be obligated to enter into any amendment pursuant to this Section 3.15 that adversely affects its obligations and immunities under this Agreement.

Section 3.16	HELOC Draws; Excluded Amounts.

(a)        PNC shall be obligated to fund any Draws with respect to any HELOC in accordance with the terms of the of the related Loan. Unless such Additional Balance constitutes an Excluded Amount, it shall automatically be sold and transferred to the Issuer. With respect to each Additional Balance transferred to the Issuer, the Issuer shall pay or cause to be paid to PNC or its designee the purchase price for such Additional Balance equal to the amount of the related Draw in one of the following ways, as applicable, (i) a cash payment pursuant to paragraph (c) below in an amount or (ii) so long as no Amortization Event is in effect, by an increase to the Additional Balance Advance Amount with such Additional Balance Advance Amount reimbursed to PNC pursuant to Section 5.01(a) of the Trust Agreement. PNC hereby acknowledges that the Additional Balance Advance Amount is only reimbursable pursuant to the terms of the Indenture and the Trust Agreement and that such amounts shall constitute an advance on behalf of the Issuer and that PNC does not own any interest in the related Loan. Additional Balances comprising the Additional Balance Advance Amount shall be an asset of the Trust Estate but not be an asset of REMIC I or REMIC II.

(b)        PNC hereby acknowledges that if an Amortization Event is in effect, it shall be responsible to fund all Draws and that such Draws shall be Excluded Amounts and shall not constitute a part of the Additional Balance Advance Amount but shall be the property of PNC. Principal and interest payments made by the related Mortgagor or other collections in respect of a HELOC and the related Excluded Amount received during any Collection Period shall be allocated between such HELOC and the related Excluded Amount on a pro rata basis and shall only be reimbursed to PNC (the “Reimbursable Excluded Amount”) based on a pro rata allocation between the related Excluded Amount and the Principal Balance of the related HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period. Any such Reimbursable Excluded Amount may be withdrawn by PNC from the related Custodial Account pursuant to Section 3.03(i) hereof.

(c)        On each Payment Date, prior to any distributions to Securityholders, the Trust Administrator shall remit to PNC, if then available from Principal Collections during the related Collection Period, from funds on deposit in the Payment Account, an amount equal to any Additional Balances created during the related Collection Period and not previously reimbursed to PNC pursuant to Section 3.03(i)(a).

Section 3.17	Duties of the Credit Risk Manager.

The Depositor appoints Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) as Credit Risk Manager. For and on behalf of the Depositor, and the Indenture Trustee, the Credit Risk Manager will provide the Depositor with reports and recommendations concerning Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements or in the case of PNC, pursuant to this Agreement, and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Depositor shall terminate the Credit Risk Manager and cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Seller, the Servicers, the Master Servicer, the Trust Administrator, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.17 shall not become effective until the appointment of a successor Credit Risk Manager.

In connection with those Loans serviced by PNC pursuant to this Agreement, PNC agrees to provide the Credit Risk Manager with all information on such Loans that is reasonably requested by the Credit Risk Manager, which information shall include, but not be limited to, monthly performance data on each such Loan containing the information specified in Exhibit G to this Agreement, information on delinquent and defaulted PNC Serviced Loans, information on prepayment charges with respect to the PNC Serviced Loans, and copies of realized loss certificates or any itemization regarding each Liquidated Loan serviced by PNC for the applicable Collection Period.

PNC shall permit the Credit Risk Manager to conduct an on-site review and evaluation of its operations, as they relate to the PNC Serviced Loans, no more than annually, unless circumstances warrant special review. Circumstances warranting special review shall include, but not be limited to, a request by the Depositor that a review be conducted. The review and evaluation will be conducted upon at least thirty (30) days prior written notice to PNC by the Credit Risk Manager, and shall be conducted at the Credit Risk Manager’s expense.

The Credit Risk Manager may provide the Servicers with advice regarding the management of specific Loans. The Credit Risk Manager’s advice is made in the form of recommendations only, and the Credit Risk Manager does not have the right to direct the Servicers in performing their duties under the this Agreement. The Credit Risk Manager acknowledges that any Servicer may, after review and analysis of the Credit Risk Manager’s recommendation, accept or reject such advice, in such Servicer’s sole discretion, subject to the duties of the Servicer set forth in this Agreement.

Section 3.18	Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Indenture Trustee, the Securityholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under the Credit Risk Management Agreements or in the case of PNC, under this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Management Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by any Servicer pursuant to the Credit Risk Management Agreements or in the case of PNC, pursuant to this Agreement, in the performance of its duties thereunder and hereunder.

Section 3.19	Advances by the Master Servicer and the Servicers.

With respect to each Loan (other than the HELOCs), the related Servicer shall deposit in the related Custodial Account an amount equal to all Scheduled Payments (with interest at the Mortgage Interest Rate less the Servicing Fee Rate) which were due but not received on the related Loans during the applicable Collection Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances in accordance with this Section 3.19 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Loan (with interest at the Mortgage Rate less the Servicing Fee Rate). Each Servicer’s obligation to make such Advances as to any related Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated; provided however, that such obligation with respect to any related Loan shall cease if such Servicer determines, in its reasonable opinion, that Advances with respect to such Loan are Nonrecoverable Advances; provided that the related Servicer will be required to make Advances until the earlier of (i) through the time at which the related Loan becomes 120 days delinquent or (ii) the time at which the related Servicer determines that such Advances with respect to such Loan are Nonrecoverable Advances. In the event that such Servicer determines that any such Advances are Nonrecoverable Advances, such Servicer shall provide the Master Servicer and the Trust Administrator with a certificate signed by a Servicing Officer evidencing such determination.

If an Advance is required to be made hereunder, the related Servicer shall on the related Servicer Remittance Date either (i) deposit in the Custodial Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 3.19, used by the related Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Custodial Account for future distribution and so used shall be replaced by the related Servicer from its own funds by deposit in such Custodial Account on or before any future Payment Date in which such funds would be due. The related Servicer shall be entitled to be reimbursed from the Custodial Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.03.

If the amount of Advances received from a Servicer is less than the amount required to be advanced by such Servicer, the Master Servicer shall be obligated to make a payment in an amount equal to such deficiency, subject to any determination by the Master Servicer that any portion of the amount required to be advanced is a Nonrecoverable Advance.

Section 3.20	Master Servicing by Master Servicer; Master Servicer Account .

For and on behalf of the Securityholders, the Master Servicer shall oversee and enforce the obligation of each Servicer (other than PNC) to service and administer their related Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers. Furthermore, the Master Servicer shall oversee and consult with the related Servicer (other than PNC) as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer (other than PNC) and shall cause each Servicer (other than PNC)to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement.

With respect to any Payment Date, no later than the related Servicer Remittance Date, the Master Servicer shall remit to the Trust Administrator for deposit in the Payment Account the amount of the Compensating Interest Payment for the Master Servicer for the related Prepayment Period to the extent the related Servicers default in their obligation to make such Compensating Interest Payment pursuant to Section 3.02. The aggregate of such deposits shall be made from the Master Servicer’s own funds, without reimbursement therefor.

The Master Servicer shall establish a Master Servicer Account, which shall be an Eligible Account, titled “[Master Servicer’s name], in trust for the Holders of Credit Suisse First Boston Mortgage Acceptance Corp., Home Equity Loan-Backed Notes, Series 2005-HF1” in which the Master Servicer shall deposit any amounts received from the Servicers (other than PNC) pursuant to Section 3.03(ii).

The Master Servicer shall, from time to time as provided herein, make withdrawals from the Master Servicer Account for the following purposes:

(i)           on each Servicer Remittance Date preceding a Payment Date, the Master Servicer shall withdraw from the Master Servicer Account and remit to the Trust Administrator for deposit in the Payment Account any amounts received by the Master Servicer from the Servicers with respect to such Servicer Remittance Date;

(ii)          to reimburse the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO and proceeds of any purchase or repurchase of the related Loan to the extent deposited in the Master Servicer Account); and

(iii)        to reimburse the Master Servicer for any Nonrecoverable Advance previously made from collections or proceeds of any of the Loans master serviced by the Master Servicer.

Section 3.21	Indenture Trustee to Act as Master Servicer or Servicer.

In the event that (A) the Master Servicer shall for any reason no longer be Master Servicer hereunder or (B) any Servicer shall for any reason no longer be a Servicer hereunder and the Master Servicer shall for any reason no longer be Master Servicer hereunder (including, in each case, by reason of a Servicing Default), the Indenture Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer or such Servicer hereunder arising thereafter (except that the Indenture Trustee shall not be (i) obligated to make Advances if it is prohibited from doing so by applicable law, (ii) deemed to have made any representations and warranties of the Master Servicer or such Servicer hereunder), (iii) liable for any losses of the Master Servicer or such Servicer pursuant to this Agreement or any acts or omissions of the related predecessor of the Master Servicer or such Servicer hereunder, or (iv) obligated to effectuate repurchases or substitutions of Loans hereunder including, but not limited to, repurchases or substitutions of Loans pursuant to Section 2.03 hereof. Any such assumption shall be subject to Section 7.02 hereof.

Each Servicer shall, upon request of the Indenture Trustee, but at the expense of such Servicer, if such Servicer is terminated pursuant to Section 7.01 hereof, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreement or substitute Subservicing Agreement to the assuming party.

Section 3.22	Special Serviced Loans.

If directed by the Special Servicer and solely at the Special Servicer’s option, each Servicer (a “Transferring Servicer”), shall transfer the servicing of any Loan 180 days or more delinquent to the Special Servicer. The Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Mortgage Loan (except that the Special Servicer shall not be (i) liable for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder). Upon the transfer of the servicing of any such Loan to the Special Servicer, the Special Servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.09.

In connection with the transfer of the servicing of any Loan to the Special Servicer, the Transferring Servicer, at the Special Servicer’s expense, shall deliver to the Special Servicer all documents and records relating to such Loans and an accounting of amounts collected or held by it and otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing to the Special Servicer. On the servicing transfer date, the Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Loans for which the servicing is being transferred. The Special Servicer shall be entitled to be reimbursed pursuant to Section 3.03 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.22. In addition, the Special Servicer shall notify the Issuer, the Master Servicer, the Trust Administrator and the Indenture Trustee of such transfer and the effective date of such transfer, and the Trust Administrator shall update its records to reflect that such Loans are Special Serviced Loans.

Section 3.23	Advance Facility.

(a)        Each Servicer (other than PNC) is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) such Servicer assigns or pledges to another Person (an “Advancing Person”) such Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Master Servicer, Trust Administrator, Indenture Trustee, Noteholders or Certificateholders or any other party is required before a Servicer may enter into an Advance Facility; provided, however, that the consent of the Trust Administrator (which consent shall not be unreasonably withheld) shall be required before a Servicer may cause to be outstanding at one time more than one Advance Facility with respect to Advances or more than one Advance Facility with respect to Servicing Advances. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on a Servicer’s behalf, such Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. If a Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances or Servicing Advances outstanding and previously unreimbursed pursuant to this Agreement, then such Servicer may elect by providing written notice to the Trust Administrator not to be permitted to reimburse itself for Advances and/or Servicing Advances, as applicable, pursuant to Section 3.03 of this Agreement, but following any such election such Servicer shall be required to include amounts collected that would otherwise be retained by such Servicer to reimburse it for previously unreimbursed Advances (“Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in the remittance to the Trust Administrator made pursuant to this Agreement to the extent of amounts on deposit in the related Custodial Account on the related Servicer Remittance Date. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in Interest Remittance Amounts or Principal Remittance Amounts or distributed to Noteholders. Any Servicer, if making the election set forth herein, shall report to the Trust Administrator the portions of the Reimbursement Amounts that consist of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts, respectively.

(b)        If a Servicer enters into an Advance Facility and makes the election set forth in Section 3.23(a), such Servicer and the related Advancing Person shall deliver to the Trust Administrator a written notice and payment instruction (an “Advance Facility Notice”), providing the Trust Administrator with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Payment Dates. The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to a trustee or custodian (an “Advance Facility Trustee”) designated in the Advance Facility Notice. An Advance Facility Notice may only be terminated by the joint written direction of the related Servicer and the related Advancing Person (and any related Advance Facility Trustee); provided, however, that the provisions of this Section 3.23 shall cease to be applicable when all Advances and Servicing Advances funded by an Advancing Person, and when all Advances and Servicing Advances (the rights to be reimbursed for which have been assigned or pledged to an Advancing Person), have been repaid to the related Advancing Person in full.

(c)        Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Loans for which the related Servicer would be permitted to reimburse itself in accordance with Section 3.03(xii), (xiii), (xiv) and (xvi) hereof, assuming such Servicer had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the related Custodial Account for future distribution to Noteholders pursuant to the provisions of Section 3.19. The Trust Administrator shall not have any duty or liability with respect to the calculation of any Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on the applicable Servicer’s report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from the related Servicer to the Trustee pursuant to Section 3.03(ii). Each Servicer (other than PNC) shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the related Servicer and the successor Servicer shall not be liable for any errors in such information.

(d)        With respect to any Advance Facility pursuant to which a Servicer has made the election set forth in Section 3.23(a), the documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Loan on a “first-in, first-out” (FIFO) basis. Such documentation shall also require the related Servicer to provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount distributed by the Trust Administrator to such Advancing Person or Advance Facility Trustee on each Payment Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Loan. The related Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

If a Servicer enters into an Advance Facility, such Servicer shall indemnify the Trust Administrator and the Trust and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from the establishment of such Advance Facility and any claim by the related Advancing Person or any other Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the successor Servicer or the Trust Administrator, or failure by the successor Servicer or the Trust Administrator to remit funds as required by Section 3.23(b). Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.23, including amendments to add provisions relating to a successor Servicer, may be entered into by the parties hereto without the consent of any Noteholder notwithstanding anything to the contrary in Section 8.01 of or elsewhere in this Agreement or the Indenture.

ARTICLE IV

SERVICING CERTIFICATES

Section 4.01    Statements to Securityholders. Each Servicer (other than PNC) shall provide to the Master Servicer, and PNC shall provide to the Trust Administrator, the information (the “Servicing Certificate”) necessary to calculate the information set forth below, and any other information the Trust Administrator reasonably requires, in such form as the Trust Administrator shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Trust Administrator, with respect to each Loan serviced by such Servicer no later than 4:00 PM New York City time on the Data Remittance Date to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Notes and Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder and under the Indenture. On or prior to the 18th calendar day of each month, the Master Servicer shall provide to the Trust Administrator a report incorporating the information in each Servicing Certificate received by it from the related Servicers (other than PNC).

Based solely on the information provided by the Servicers, upon which information it may conclusively rely without verification, the Trust Administrator pursuant to Section 3.25 of the Indenture shall make available on its website initially located at “www.jpmorgan.com/sfr” to each Securityholder, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, each Servicing Certificate setting forth the following information, together with the other information set forth in the monthly statement prepared by the Trust Administrator pursuant to Section 3.25 of the Indenture, as to the Notes and Certificates, to the extent applicable:

(i)         the aggregate amount of (a) the Interest Remittance Amount, (b) the Principal Remittance Amount, (c) the Additional Balance Advance Interest Distribution Amount and (d) Substitution Amounts;

(ii)         amounts paid in respect of the Additional Balances from the Payment Account;

(iii)        the number and Aggregate Loan Balance of the Loans as of the end of the related Collection Period;

(iv)        the number and aggregate Principal Balances of Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (b) that are foreclosed, (c) that have become REO, and (d) that have been finally liquidated due to being 180 days or more delinquent, in each case as of the end of the related Collection Period assuming twelve, thirty day months; provided, however, that such information will not be provided on the statements relating to the first Payment Date;

(v)        the weighted average Mortgage Interest Rate for the related Collection Period;

(vi)        whether or not as an Amortization Event is in effect for the related Payment Date;

(vii)       the Excluded Amounts, if any, received for the applicable Collection Period;

(viii)	the aggregate Servicing Fees for the related Collection Period; and

(ix)        the aggregate amount recovered during the related Collection Period consisting of all Net Recoveries on any Loan that was 180 days or more delinquent.

Prior to the close of business on the Business Day next succeeding each Servicer Remittance Date, each Servicer shall furnish a written statement to the Certificate Paying Agent and the Trust Administrator setting forth the aggregate amounts required to be withdrawn from the related Custodial Account and deposited into the Master Servicer Account or Payment Account, as applicable, prior to the related Servicer Remittance Date pursuant to Section 3.03. The determination by a Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Trust Administrator shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer’s written request, each Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to such Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

ARTICLE V

PAYMENT ACCOUNT

Section 5.01     Payment Account. The Trust Administrator shall establish and maintain a Payment Account titled “JPMorgan Chase Bank N.A., as Trust Administrator, for the benefit of the Securityholders and the Certificate Paying Agent pursuant to the Indenture, dated as of the Closing Date, between Home Equity Mortgage Trust 2005-HF1, JPMorgan Chase Bank, N.A. and U.S. Bank National Association.” The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Trust Administrator in accordance with Section 3.05 of the Indenture.

ARTICLE VI

THE SERVICERS, THE SPECIAL SERVICER AND THE MASTER SERVICER

Section 6.01     Liability of the Servicers, the Special Servicer and the Master Servicer. The Master Servicer, the Special Servicer and each Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, the Special Servicer or such Servicer herein.

Section 6.02     Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer, the Special Servicer or a Servicer. Any corporation or other entity into which the Master Servicer, the Special Servicer or a Servicer may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Master Servicer, the Special Servicer or a Servicer shall be a party, or any corporation or other entity succeeding to the business of the Master Servicer, the Special Servicer or a Servicer, shall be the successor of the Master Servicer, the Special Servicer or such Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Each Servicer, the Special Servicer or the Master Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement (including in connection with the sale or transfer of substantially all of its assets); provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans similar to those in the Trust Estate, is reasonably satisfactory to the Indenture Trustee, the Trust Administrator and the Issuer, is willing to service the related Loans and executes and delivers to the Indenture Trustee, the Trust Administrator and the Issuer an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, the Trust Administrator and the Issuer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the related Servicer, the Special Servicer or the Master Servicer, as applicable, under this Servicing Agreement; provided further that each Rating Agency’s rating of the Securities in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency); and provided further that the Owner Trustee receives an Opinion of Counsel to the effect that such assignment or delegation shall not cause the Issuer to be treated as a corporation for federal or state income tax purposes. Any Person accepting such assignment or delegation as a Servicer or as Special Servicer shall be considered “reasonably satisfactory” to the Trust Administrator and the Issuer if the Trust Administrator or the Issuer, as applicable, does not object to such assignment within 30 days after notification from the related Servicer or the Special Servicer of such proposed assignment to such Person. Any Person accepting such assignment or delegation as Master Servicer shall be considered “reasonably satisfactory” to the Indenture Trustee if the Indenture Trustee does not object to such assignment within 30 days after notification from the Master Servicer of such proposed assignment to such Person.

Section 6.03     Limitation on Liability of the Master Servicer, the Servicers, the Special Servicer and Others. None of the Master Servicer, the Special Servicer nor a Servicer nor any of the directors or officers or employees or agents of the Master Servicer, the Special Servicer or a Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Trust Administrator or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Master Servicer, the Special Servicer or a Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer, the Special Servicer and each Servicer and any director or officer or employee or agent of the Master Servicer, the Special Servicer and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, the Special Servicer and each Servicer and any director or officer or employee or agent of the Master Servicer, the Special Servicer or a Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. None of the Master Servicer, the Special Servicer nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service or master service the related Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer, the Special Servicer and each Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Master Servicer, the Special Servicer or the related Servicer shall be entitled to be reimbursed therefor. The Master Servicer’s, the Special Servicer’s and each Servicer’s right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer, the Special Servicer or such Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04     Master Servicer, Special Servicer and Servicers Not to Resign. Subject to the provisions of Section 6.02, none of the Master Servicer, the Special Servicer nor any Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer, the Special Servicer or such Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer, the Special Servicer or such Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer, the Special Servicer or such Servicer has proposed a successor master servicer, special servicer or servicer to the Issuer, the Trust Administrator and the Indenture Trustee in writing and such proposed successor master servicer, special servicer or servicer is reasonably acceptable to the Issuer, the Trust Administrator and the Indenture Trustee; and (b) each Rating Agency shall have delivered a letter to the Issuer, the Trust Administrator and the Indenture Trustee prior to the appointment of the successor master servicer, successor special servicer or successor servicer stating that the proposed appointment of such successor master servicer as Master Servicer, such successor special servicer as Special Servicer or such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities; provided, however, that no such resignation by the Master Servicer, the Special Servicer or a Servicer shall become effective until such successor master servicer, special servicer or servicer shall have assumed such Master Servicer’s, Servicer’s or Special Servicer’s responsibilities and obligations hereunder or the Indenture Trustee or Master Servicer, as applicable, shall have designated a successor master servicer, special servicer or servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer, the Special Servicer or a Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer, Special Servicer or a Servicer. Any such determination permitting the resignation of the Master Servicer, Special Servicer or a Servicer as contemplated by clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.

Notwithstanding the foregoing, at the Seller’s request, so long as it is the owner of the servicing rights, the Master Servicer, PNC, Wilshire, Ocwen, SPS or the Special Servicer shall resign upon the Seller’s selection and appointment of a successor master servicer or servicer; provided that the conditions described in clause (ii) of the above paragraph are satisfied.

Any resignation or removal of the Master Servicer hereunder shall also constitute a resignation or removal of the Trust Administrator.

Section 6.05     Delegation of Duties. In the ordinary course of business, the Master Servicer and each Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer or such Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer or the related Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

ARTICLE VII

DEFAULT

Section 7.01     Servicing Default. If any one of the following events (“Servicing Default”) shall occur and be continuing:

(i)         Any failure by the Master Servicer or a Servicer to deposit in the related Custodial Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer or such Servicer by the Issuer, the Master Servicer, the Trust Administrator or the Indenture Trustee; or

(ii)         Failure on the part of the Master Servicer or a Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer or such Servicer set forth in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Master Servicer or such Servicer by the Issuer, the Master Servicer, the Trust Administrator or the Indenture Trustee; or

(iii)        The entry against the Master Servicer or a Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order undischarged or unstayed and in effect for a period of 60 consecutive days; or

(iv)        The Master Servicer or a Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or such Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or such Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer or such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)        any failure of the Master Servicer or a Servicer to make any Advance, to the extent required under Section 3.19 in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trust Administrator, which failure continues unremedied after the close of business on the Business Day immediately preceding the related Payment Date; or

(vi)        notwithstanding anything to the contrary in Section 7.01(ii) and with respect to SPS, (i) (A) any failure by SPS to comply with Section 9.01(a), which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to SPS by the Master Servicer and (B) the Master Servicer shall have delivered written notice to the Trust Administrator and Depositor that such failure has not been remedied after such 30 day period, or (ii) the Master Servicer has concluded in a written report to the Trust Administrator, based solely on the reports required to be delivered to the Master Servicer by SPS pursuant to Section 9.01(a), either (1) that SPS is not servicing the SPS Serviced Loans in accordance with Accepted Servicing Practices or (2) that SPS has failed the Loss and Delinquency Test; or

(vii)       (i)         with respect to SPS and after the Closing Date, (1) any reduction or withdrawal of the ratings of SPS as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system and a Rating on the Notes to “below average” or below or (2) any reduction or withdrawal of the ratings of any Class of Notes attributable solely to SPS or the servicing of the SPS Serviced Loans by SPS or (3) any placement by a Rating Agency of any Class of Notes on credit watch with negative implications attributable solely to SPS or the servicing of the SPS Serviced Loans by SPS;

then, and in every such case, so long as a Servicing Default shall not have been remedied by the Master Servicer or the related Servicer, either the Issuer, the Trust Administrator or, with respect to the Master Servicer, the Indenture Trustee, by notice then given in writing to the Master Servicer or the related Servicer shall terminate all of the rights and obligations of the Master Servicer or the related Servicer as master servicer or servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Loans hereunder and the rights to reimburse itself for Advances and Servicing Advances made during any period prior to the date of such termination and the Issuer, the Trust Administrator or the Indenture Trustee may exercise any and all other remedies available at law or equity. Any such notice to the Master Servicer or a Servicer shall also be given to each Rating Agency and the Issuer. On or after the receipt by the Master Servicer or a Servicer of such written notice, all authority and power of the Master Servicer or such Servicer under this Servicing Agreement, whether with respect to the Securities or the Loans or otherwise, shall, subject to Section 7.02 of this Servicing Agreement, pass to and be vested in the Indenture Trustee (in the case of the termination of the Master Servicer), in the Master Servicer (in the case of the termination of a Servicer (other than PNC)) or in the Trust Administrator (in the case of the termination of PNC), pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee, the Master Servicer or the Trust Administrator, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer or such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each related Loan and related documents, or otherwise. The Master Servicer and each Servicer agrees to cooperate with the Indenture Trustee, the Master Servicer or the Trust Administrator, as applicable, in effecting the termination of the responsibilities and rights of the Master Servicer or such Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee, the Master Servicer or the Trust Administrator for the administration by it of all cash amounts relating to the related Loans that shall at the time be held by such Servicer and to be deposited by it in the related Custodial Account, or that have been deposited by such Servicer in the related Custodial Account or thereafter received by such Servicer with respect to the related Loans. All reasonable costs and expenses (including, but not limited to, attorneys’ fees) incurred in connection with amending this Servicing Agreement to reflect such succession as the Master Servicer or a Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or Servicer (or if the predecessor Servicer is the Master Servicer, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

In the case of a Servicing Default pursuant to Section 7.01(v) resulting from (i) the failure of the Master Servicer to make a required Advance, the Indenture Trustee and (ii) the failure of a Servicer to make a required Advance, the Master Servicer shall prior to the next Payment Date, immediately make such Advance, unless such Advance would, in its judgment, be a Nonrecoverable Advance, and immediately terminate all of the rights and obligations of the Master Servicer or such Servicer under this Agreement and in and to the related Loans and the proceeds thereof, other than its rights as a Securityholder hereunder and the rights to reimburse itself for Advances and Servicing Advances previously made pursuant to this Agreement and the right to accrued and unpaid Servicing Fees.

If a Servicing Default set forth in clause (vi)(ii) above shall occur, the Trust Administrator shall furnish the Securityholders the Master Servicer’s written report as to SPS’s servicing performance in the next monthly statement to Securityholders distributed pursuant to Section 3.25 of the Indenture. If a Servicing Default set forth in clause (vi) or (vii) shall occur, the Issuer, the Trust Administrator or the Depositor (after consulting with the Trust Administrator), may, by written notice to SPS (with a copy to each Rating Agency), terminate all of the rights and obligations of SPS as Servicer under this Agreement. With respect to a Servicing Default set forth in clauses (vi) or (vii) above and upon any termination of SPS as Servicer pursuant to this paragraph, the Seller, in accordance with Section 6.04, shall appoint a successor servicer, irrespective of the Seller’s ownership of the related servicing rights. Any such servicing transfer as a result of a Servicing Default set forth in clause (vi) or (vii) shall be accomplished in 60 days from the date the Trust Administrator delivers the Master Servicer’s report to Securityholders or from the date SPS received such notice of termination.

If a Servicing Default described in clause (vi) or (vii)(3) occurs, the Seller shall reimburse SPS for all unreimbursed Advances and Servicing Advances made by SPS on the date the servicing is transferred to the successor servicer hereunder and the Seller shall be entitled to reimbursement by the successor servicer of any such amounts as and to the extent such amounts are received by the successor servicer under the terms of this Agreement.

If a Servicing Default described in clause (vii) occurs, the Master Servicer shall at the direction of the Seller, by notice in writing to SPS, terminate all of the rights and obligations of SPS under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.03) and shall appoint as successor Servicer the entity selected by the Seller in accordance with Section 7.02; provided that the Seller shall first furnish to the Master Servicer a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Notes.

Notwithstanding any termination of the activities of the Master Servicer or a Servicer hereunder, the Master Servicer or such Servicer shall be entitled to receive, out of any late collection of a payment on a Loan which was due prior to the notice terminating the Master Servicer or such Servicer’s rights and obligations hereunder and received after such notice, that portion to which the Master Servicer or the related Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Master Servicing Fee or Servicing Fee in respect thereof, and any other Advances or other amounts payable to the Master Servicer or such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or under Section 7.01(ii) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer or the related Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer or a Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing Agreement and the Master Servicer or the related Servicer shall provide the Indenture Trustee, the Trust Administrator and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer and each Servicer shall immediately notify the Trust Administrator, the Master Servicer (in the case of a Servicer), the Indenture Trustee and the Owner Trustee in writing of any Servicing Default.

Section 7.02     Master Servicer or Indenture Trustee to Act; Appointment of Successor. (a) On and after the time the Master Servicer or a Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee (in the case of the Master Servicer), the Master Servicer (in the case of a Servicer (other than PNC) and only if such Servicer has not appointed a successor servicer as contemplated by Section 6.04) or the Trust Administrator (in the case of PNC and only if PNC has not appointed a successor servicer as contemplated by Section 6.04) shall be the successor in all respects to the Master Servicer or that Servicer in its capacity as master servicer or a servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer or such Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement shall be construed to permit or require the Indenture Trustee, the Master Servicer or the Trust Administrator to (i) be responsible or accountable for any act or omission of the Master Servicer or a Servicer prior to the issuance of a notice of termination hereunder, (ii) require or obligate the Indenture Trustee, the Master Servicer or the Trust Administrator, in its capacity as successor Master Servicer or successor Servicer, to purchase, repurchase or substitute any Loan, (iii) fund any Additional Balances with respect to any Loan, (iv) pay any deductible under an insurance policy pursuant to Section 3.04, (v) fund any losses on any Permitted Investment directed by any other Servicer, (vi) make Advances if it is prohibited from doing so by applicable law or (vii) be responsible for the representations and warranties of the Master Servicer or a Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder and the Master Servicer or Trust Administrator, as applicable, shall be entitled to such compensation as the related Servicer would have been entitled to hereunder, in each case if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee, the Master Servicer or the Trust Administrator is unwilling to act as successor Master Servicer or Servicer, or (ii) if the Indenture Trustee, the Master Servicer or the Trust Administrator is legally unable so to act, the Indenture Trustee, the Master Servicer or the Trust Administrator may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Master Servicer or the related Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or such Servicer hereunder; provided that the appointment of any such successor Master Servicer or Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies. Pending appointment of a successor to the Master Servicer or a Servicer hereunder, unless the Indenture Trustee, the Master Servicer or the Trust Administrator is prohibited by law from so acting, the Indenture Trustee, the Master Servicer or the Trust Administrator shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on related Loans in an amount equal to the compensation which the Master Servicer or the related Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Indenture Trustee, the Master Servicer or the Trust Administrator and such successor shall agree). The appointment of a successor Master Servicer or Servicer shall not affect any liability of the predecessor Master Servicer or Servicer which may have arisen under this Servicing Agreement prior to its termination as the Master Servicer or as a Servicer (including, without limitation, the obligation to pay any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Master Servicer or Servicer be liable for any acts or omissions of the predecessor Master Servicer or Servicer or for any breach by the Master Servicer or such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee, the Master Servicer or the Trust Administrato and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

(b)        Any successor, including the Indenture Trustee, the Master Servicer and the Trust Administrator, to the Master Servicer as master servicer or the related Servicer as servicer shall during the term of its service as master servicer or servicer (i) continue to master service or service and administer the related Loans for the benefit of the Securityholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer or Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer or such Servicer is so required pursuant to Section 3.13.

(c)        Any successor Master Servicer or Servicer, including the Indenture Trustee, the Master Servicer and the Trust Administrator, shall not be deemed in default or to have breached its duties hereunder if the predecessor Master Servicer or Servicer shall fail to deliver any required deposit to the related Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

(d)        In connection with the termination or resignation of a Servicer hereunder, either (i) the successor Servicer (including the Master Servicer as a successor Servicer), shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer (including the Master Servicer, if applicable) in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Loan or servicing of such Loan on the MERS® System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. In connection with the termination or resignation (other than a resignation pursuant to the second paragraph of Section 6.04) of a Servicer, the predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (d). The successor Servicer (including the Master Servicer, if applicable) shall cause such assignment to be delivered to the Indenture Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03     Notification to Securityholders. Upon any termination of or appointment of a successor to the Master Servicer or a Servicer pursuant to this Article VII or Section 6.04, the Trust Administrator shall give prompt written notice thereof to the Securityholders, the Issuer and each Rating Agency or, as applicable, the Master Servicer shall give prompt written notice thereof to the Trust Administrator.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01     Amendment. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the

Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities and a tax opinion to the effect that neither such amendment nor any action permitted by such amendment and not otherwise permitted by this Agreement will cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or give rise to the imposition of a tax on “prohibited transactions” of a REMIC on either REMIC I, REMIC II or REMIC III. Promptly after the execution by the Servicers, the Issuer, the Master Servicer, the Special Servicer, the Trust Administrator and the Indenture Trustee of any amendment of this Servicing Agreement pursuant to this Section 8.01, the Trust Administrator shall provide the Custodian with written copies thereof. Any failure of the Trust Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

Section 8.02     GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03     Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of Wilshire, Wilshire Credit Corporation, 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 Attention: Jay Memmott, with a copy to Stoel Rives LLP, 900 SW Fifth, Portland, Oregon 97204 Attention: Gary Barnum, (b) in the case of Ocwen, Ocwen Loan Servicing, LLC, 1675 Palm Beach Lakes Blvd., West Palm Beach, FL 33401, Attention: Secretary, (c) in the case of PNC, PNC Bank, N.A., 2730 Liberty Avenue, Pittsburgh, Pennsylvania 15222, Attention: PNCCS Manager, with a copy to One PNC Plaza – 21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Chief Counsel, Consumer Bank Group, (d) in the case of SPS, Select Portfolio Servicing, Inc., 3815 South West Temple, Salt Lake City, Utah, Attention: General Counsel, (e) in the case of Moody’s, Home Loan Monitoring Group, 99 Church Street, 4th Floor, New York, New York 10007, (f) in the case of Standard & Poor’s, 55 Water Street – 41st Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group, (g) in the case of the Owner Trustee, Wilmington Trust Company, as set forth in the Trust Agreement, (h) in the case of the Trust Administrator or the Master Servicer, JPMorgan Chase Bank, N.A., 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Worldwide Securities Services/Structured Finance Services: Home Equity Mortgage Trust-2005-HF1, (i) in the case of the Indenture Trustee, U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, Minnesota 55107-2232, Attention: Structured Finance – CSFB HEMT 2005-HF1 and (j) in the case of the Underwriter, at Credit Suisse First Boston, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Home Equity Mortgage Trust 2005-HF1; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Trust Administrator to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Trust Administrator shall have no liability for failure to delivery such notice or document to any Rating Agency.

Section 8.04     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

Section 8.05     Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

Section 8.06     Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07     Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.08    Termination. The respective obligations and responsibilities of the Servicers, the Special Servicer, the Master Servicer, the Trust Administrator, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Trust Administrator pursuant to the Indenture following the later of the date on or before which the Indenture or Trust Agreement is terminated.

Section 8.09    Certain Matters Affecting the Indenture Trustee and the Trust Administrator. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee and the Trust Administrator shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10     Owner Trustee Not Liable for Loan Files. The recitals contained herein shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Servicing Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Loan Files. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Trust Administrator taken in the name of the Owner Trustee.

It is expressly understood and agreed by the parties hereto that with respect to the execution of this Servicing Agreement by Wilmington Trust Company (the “Trust Company”) for the Issuer (a) this Servicing Agreement is executed and delivered by the Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Servicing Agreement or any other related documents.

Section 8.11	Entire Agreement.

(a)        This Servicing Agreement shall constitute the entire agreement between the parties with respect to the matters contained herein and shall supercede any prior written or oral agreements relating thereto.

ARTICLE IX

SPS AND THE MASTER SERVICER

Section 9.01	Reports and Notices.

(a)        SPS shall provide the Master Servicer the following notices and reports in a timely manner and such notices and reports shall be prepared using the same methodology and calculations used in its standard servicing reports to the Master Servicer. SPS shall send all such notices and reports to the Master Servicer in a format used for its standard servicing reports. SPS agrees to provide the Master Servicer with read only access to those portions of its default management and servicing platform that relate to the SPS Mortgage Loans.

(i)         All SPS Serviced Loans – On each Data Remittance Date, commencing in November 2005, SPS shall provide the Master Servicer a report of each SPS Serviced Loan indicating the information contained in Exhibit H for the period relating to the related Payment Date.

(ii)         Liquidated Loans – On each Data Remittance Date SPS shall provide the Master Servicer with a report listing each SPS Serviced Loan that has liquidated or been satisfied in full indicating the information, or information substantially similar to the information, contained in Exhibit H together with all supporting documentation for the prior calendar month.

(iii)         Loss and Delinquency Test – SPS shall provide the Master Servicer with all information required for calculating the Loss and Delinquency Test, including but not limited to:

(A)              Loan level and aggregate Principal Balance of all SPS Serviced Loans 61 to 90 days delinquent including any loan(s) delinquent on a bankruptcy plan;

(B)              Loan level and aggregate Principal Balance of all SPS Serviced Loans 91 days and greater (that are not in foreclosure) including any loan(s) delinquent on a bankruptcy plan;

(C)              Loan level and aggregate Principal Balance of all SPS Serviced Loans that are active foreclosures;

(D)              Loan level and aggregate Principal Balance of all SPS Serviced Loans that are active REOs; and

(E)              Due dates for all SPS Serviced Loans reported under the categories listed above in (A) through (D).

(b)        SPS shall make its servicing personnel available during normal business hours to respond, either orally or in writing by facsimile transmission, express mail, or electronic mail, to reasonable inquiries transmitted by the Master Servicer with respect to any SPS Serviced Loan, provided that SPS shall only be required to provide information that is readily accessible and available to its servicing personnel.

Section 9.02	Master Servicer’s Oversight With Respect to the SPS Serviced Loans.

(a)        The Master Servicer shall be permitted to provide SPS with advice, reports and recommendations regarding SPS’s collection efforts and the management of specific SPS Serviced Loans, which advice may be made in writing, in the form of electronic mail or verbally. Such advice shall be based on an evaluation of the information provided pursuant to Section 9.01(a). The advice may include comparable analysis of the performance of the SPS Serviced Loans with similar mortgage loans serviced by other mortgage loan servicers. Such advice may also take the form of benchmark comparisons that identify and interpret SPS’s strengths and weaknesses relative to similar, unidentified servicers in the industry.

(b)        Each party to the Agreement acknowledges that the Master Servicer’s advice is made in the form of recommendations, and that the Master Servicer does not have the right to direct SPS in performing its duties under this Agreement. SPS may, after review and analysis of any recommendation of the Master Servicer accept or reject such advice, in SPS’s sole discretion, subject to the duties and obligations of SPS set forth in this Agreement.

Section 9.03	Termination.

The rights of the Master Servicer under Sections 9.01 and 9.02 of this Agreement shall terminate upon the earlier of (i) the appointment of a successor Servicer to SPS hereunder for all the SPS Serviced Loans or (ii) the receipt by SPS of a rating of “above average” (or its equivalent) or better as a servicer of subprime mortgage loans by each Rating Agency that maintains a servicer rating system and a rating on the Notes.

Section 9.04	Liability and Indemnification.

Neither the Master Servicer, nor any of its respective directors, officers, employees, or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to Sections 9.01 and 9.02 of this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such other Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee, or agent thereof shall be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything herein to the contrary, the Master Servicer shall have no obligation to make any recommendations, take any action, make any calculation or otherwise do anything with the notices, reports and any other information it receives or is permitted to receive under this Article IX.

Section 9.05	Confidentiality.

The Master Servicer agrees that all material, nonpublic information supplied to it by or on behalf of SPS relating to the SPS Serviced Loans or details of SPS’s operations or SPS’s proprietary systems shall be treated confidentially except as otherwise provided by the terms of this Agreement or as required by law; it being understood that the provision of any such information by the Master Servicer to any party shall not cause such information to be considered public for purposes of this Section 9.05. Notwithstanding the foregoing, the Master Servicer’s obligation of confidentiality under this Section 9.05 shall not related to information which (a) at the time of disclosure to the Master Servicer was in the public domain, (b) after such disclosure, becomes generally available to the public other than through any act or omission of the Master Servicer, (c) was lawfully in the possession of the Master Servicer prior to such disclosure, (d) is disclosed to the Master Servicer from a third party that did not acquire such information under any obligation of confidence or (e) is required to be disclosed by any court of competent jurisdiction. The Master Servicer shall indemnify SPS against any loss, liability, claims, charges, damages, fines, penalties, judgments, actions, suits, costs and such other expenses incurred by SPS as a direct result of a breach by the Master Servicer of its obligations under this Section 13.05.

IN WITNESS WHEREOF, the Servicers, the Special Servicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

WILSHIRE CREDIT CORPORATION, as a Servicer

By:	/s/ Ken Frye
Name:	Ken Frye
Title:	Senior Vice President

OCWEN LOAN SERVICING, LLC, as a Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

PNC BANK, N.A., as a Servicer

By:	/s/ James DeFoggia
Name:	James DeFoggia
Title:	Senior Vice President

SELECT PORTFOLIO SERVICING, INC., as a Servicer and as Special Servicer

By:	/s/ Timothy J. O’Brien
Name:	Timothy J. O’Brien
Title:	Executive Vice President of Operations

JPMORGAN CHASE BANK, N.A., as Master Servicer and as Trust Administrator

By:	/s/ Annette Marsula
Name:	Annette Marsula
Title:	Vice President

HOME EQUITY MORTGAGE TRUST 2005-HF1 By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Anita E. Dallago
Name:	Anita E. Dallago
Title:	Senior Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Becky Warren
Name:	Becky Warren
Title:	Assistant Vice President

CLAYTON FIXED INCOME SERVICES INC. hereby acknowledges Section 3.17 and Section 3.18 of this Agreement

By:	/s/ Tim Kulick
Name:	Tim Kulick
Title:	Vice President

EXHIBIT A

LOAN SCHEDULE

[TO BE PROVIDED UPON REQUEST]

EXHIBIT B

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

In connection with the servicing of the Loans (each a “Loan” and collectively, the “Loans”) under the Servicing Agreement, dated as of November 4, 2005, among Wilshire Credit Corporation (“Wilshire”), Ocwen Loan Servicing, LLC (“Ocwen”), PNC Bank, N.A. (“PNC”), Select Portfolio Servicing, Inc. (“SPS”), JPMorgan Chase Bank, N.A. (the “Master Servicer” and the “Trust Administrator”), Home Equity Mortgage Trust 2005-HF1 (“Issuer”) and U.S. Bank National Association ( “Indenture Trustee”), Indenture Trustee does hereby constitute and appoint [______________] (the “Servicer”) as true and lawful attorneys for Indenture Trustee (but only for the purposes set forth herein) and pursuant to Section 3.01 of the Servicing Agreement hereby authorizes and empowers each such attorney, for and in the name and stead of Indenture Trustee to endorse, execute or deliver any and all documents or instruments of satisfaction or cancellations or of partial or full release or discharge, and all other comparable instruments, with respect to the related Loans, all in accordance with the terms of the Servicing Agreement, including, without limitation, the recording or filing with the appropriate public officials of such documents or instruments and the endorsement and deposit of any such instrument in connection with the foreclosure of any such Loan or bankruptcy or receivership of the Mortgagor of any such Loan. Capitalized terms used and not otherwise defined herein shall have the respective meaning ascribed to such term in the Serving Agreement.

Indenture Trustee covenants and agrees that it shall, from time to time after the date hereof, at the request of Servicer, execute instruments confirming all of the foregoing authority of any of the attorneys or substitute attorneys. The foregoing shall not be deemed to be a breach by reason of any action or omission of any of the attorneys or such substitute attorneys as may be appointed hereunder.

This power of attorney is revocable by the Indenture Trustee.

IN WITNESS WHEREOF, the Indenture Trustee has caused this instrument to be signed by its duly authorized officer on this ____ of ________-, 200_.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee under the Indenture

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On this __ day of ____________, 2005, before me the undersigned, Notary Public of said State, personally appeared _______________________________ and _____________________ personally known to me to be duly authorized officers of U.S. Bank National Association that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of U.S. Bank National Association therein named, and acknowledged to me such U.S. Bank National Association executed the within instrument pursuant to its by-laws.

WITNESS my hand and official seal.
Notary Public in and for the
State of

After recording, please mail to:

Attn:.

EXHIBIT C

FORM OF REQUEST FOR RELEASE

MBMS Standard Collateral Release File Layout

This format is used for RELEASING COLLATERAL RECORDS.

Data	Type	Length	Dec	Definition / Comments
Customer Code	C	4	0	Assigned by custodian
Pool Number	C	10	0	Pool number
Loan Number	C	13	0	Loan number of collateral
Estimated Return Date	C	8	0	Date loan is expected to be returned (optional) YYYYMMDD
Ship Destination	C	6	0	Location Code
Release Code	C	2	0	Release Code Value (Ex. 1 - Payoff, 2- Foreclosure)
Document List	C	30	0	Free-form list of documents to be released with collateral file (optional)
Description	C	30	0	Notations (optional)
Requestor	C	20	0	Name of party requesting release of documents
Signator	C	4	0	Signator ID for electronic signator must be assigned by LaSalle
Amend	C	1	0	Signifies if the release is amended: 0 - Do not amend 1 - Amend Existing Release

NOTES:

1.)	File is 128 characters in length.
2.)	Dates should be YYYYMMDD.

Customer Code = 1007

Pool Number = CSFB-BULK or the private security deal itself

Loan Number = CSFB Loan #

EST Return is blank

Ship Destination =	PDPO	= PAID IN FULL
	SALE	= SOLD TO ANOTHER INVESTOR OR CUSTODIAN
	FORC	= FORECLOSURE
	NLIQ	= NON LIQUIDATION
	OLIQ	= OTHER LIQUIDATION – REPURCHASE

Release Codes =

1 –	PAID IN FULL
2 -	FORECLOSURE

	4-	OTHER LIQUIDATION
	5-	NON-LIQUIDATION
8-	SALE

Document List = blank

Description = blank

Requestor = who is requesting file

Signator = who’s electronic signature to use – once we set this up

Amend = 0 = do not amend

1 = Amend - this is used when you have a file out for foreclosure and you pay it off – never intending to return the file to LaSalle

EXHIBIT D-1

FORM OF MASTER SERVICER CERTIFICATION

Re:	Credit Suisse First Boston Mortgage Acceptance Corp.

Home Equity Mortgage Trust 2005-HF1

Home Equity Loan-Backed Notes, Series 2005-HF1

I, ___________________________, a duly elected and acting officer of JPMorgan Chase Bank, N.A. (the “Master Servicer”), certify pursuant to Section 3.15(c) of the Servicing Agreement to the Depositor, the Trust Administrator and each Person, if any, who “controls” the Depositor or the Trust Administrator within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.          For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.10 of the Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all servicing reports required pursuant to the Servicing Agreement to be provided by the Master Servicer to the Trust Administrator during the Relevant Year (as such information is amended or corrected in writing and delivered to the Trust Administrator). Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year;

2.          Based on my knowledge, the Relevant Information required to be provided to the Trust Administrator under the Servicing Agreement has been provided to the Trust Administrator;

3.          I am responsible for reviewing the activities performed by the Master Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required under the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants’ statement provided pursuant to Section 3.11 of the Servicing Agreement, to the best of my knowledge, the Master Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

4.          The Master Servicer has disclosed to its independent auditor, who issues the independent auditor’s report on the Uniform Single Attestation Program for Mortgage Bankers for the Master Servicer, any significant deficiencies relating to the Master Servicer’s compliance with minimum master servicing standards.

5.          In compiling the information and making the foregoing certifications, the Master Servicer has relied upon information furnished to it by the servicers under the Servicing Agreement. The Master Servicer shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the servicers.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing Agreement, dated November 4, 2005 (the “Servicing Agreement”), among Wilshire Credit Corporation, Ocwen Loan Servicing, LLC, PNC Bank, N.A., Select Portfolio Servicing, Inc., JPMorgan Chase Bank, N.A. as master servicer and trust administrator, U.S. Bank National Association and the Home Equity Mortgage Trust 2005-HF1.

[_________________],

as Master Servicer

By:

Name:

Title:

Date:

EXHIBIT D-2

FORM OF SERVICER CERTIFICATION

Re:	Credit Suisse First Boston Mortgage Acceptance Corp.

Home Equity Mortgage Trust 2005-HF1

Home Equity Loan-Backed Notes, Series 2005-HF1

I, ___________________________, a duly elected and acting officer of [__________________] (the “Servicer”), certify pursuant to Section 3.15(c) of the Servicing Agreement to the Depositor, the Trust Administrator and each Person, if any, who “controls” the Depositor or the Trust Administrator within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.          For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.10 of the Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all servicing reports required pursuant to the Servicing Agreement to be provided by the Servicer to the Trust Administrator during the Relevant Year (as such information is amended or corrected in writing and delivered to the Trust Administrator). Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year;

2.          The Relevant Information required to be provided to the Trust Administrator under the Servicing Agreement has been provided to the Trust Administrator;

3.          I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required under the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants’ statement provided pursuant to Section 3.11 of the Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing Agreement, dated November 4, 2005 (the “Servicing Agreement”), among Wilshire Credit Corporation, Ocwen Loan Servicing, LLC, PNC Bank, N.A., Select Portfolio Servicing, Inc., JPMorgan Chase Bank, N.A. as master servicer and trust administrator, U.S. Bank National Association and the Home Equity Mortgage Trust 2005-HF1.

[_________________],

as Servicer

By:

Name:

Title:

Date:

EXHIBIT E

CHARGED OFF LOAN DATA REPORT

EXHIBIT F

FORM OF INDEPENDENT ACCOUNTANT’S REPORT

We have examined management’s assertion, included in the accompanying Management’s Assertion Concerning Compliance with JPMorgan Chase Bank, N.A.’s (“JPMorgan”) Minimum Master Servicing Standards, that JPMorgan has complied with the minimum master servicing standards in their role as Master Servicer as of and for the year ended December 31, 20[___]. Such assertions were examined relating to those series of notes included in the attached Exhibit I. Management is responsible for JPMorgan’s compliance with those minimum master servicing standards. Our responsibility is to express an opinion on management’s assertion about JPMorgan’s compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about JPMorgan’s compliance with their minimum master servicing standards and performing such other procedures as we considered necessary in the circumstances. Series of certificates subject to such procedures were selected using sampling methods, and, accordingly, we make no representations that our examination procedures were performed on a specific series of notes as listed in the attached Exhibit I. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on JPMorgan’s compliance with their minimum master servicing standards.

In our opinion, management’s assertion that JPMorgan complied with the aforementioned minimum master servicing standards as of and for the year ended December 31, 20[___], is fairly stated, in all material respects.

Report Date, 20[_____]

EXHIBIT G

FORM OF PNC REPORT TO CREDIT RISK MANAGER

Name*	Text
Loan Number	Number
Deal Identifier by Loan	Text
Original FICO Score*	Number
Original Occupancy*	Text
Documentation (full, limited, stated, etc.)*	Text
Purpose (home improvement, debt consolidation, purchase)*	Text
Original Maximum Credit Line*	Number
Original Balance or Initial Draw*	Number
Original Appraisal Value*	Number
Original Maximum LTV*	Number
Original Senior Lien LTV*	Number
Original Senior Lien Balance*	Number
Original Interest Rate*	Number
First Payment Date*	MM/DD/YY
Origination Date*	MM/DD/YY
Originator*	Text
Loan Term*	Number
Product Type (adjustable rate or fixed rate)*	Text
Property Type (single family residence, condo, etc)*	Text
Street Address*	Text
City*	Text

Zip Code*	Text
State*	Text
Lien Position*	Text/Number
Date Loan Transferred (if applicable)	MM/DD/YY
Current Senior Lien Balance	Number
Current Senior Lien Holder	Text
Senior Lien in Foreclosure Flag	Text (Y or N)
Estimated or Actual Senior Lien Foreclosure Sale Date	MM/DD/YY
Current FICO	Number
Current Outstanding Balance	Number
Current LTV	Number
Current Interest Rate	Number
Current Monthly Payment Amount	Number
Number of Advances (number of advances per loan per month)	Number
Monthly Advances ($ amount of each loan’s advances for the month)	Number
Last Interest Payment Date (date of last due date advancing payment)	MM/DD/YY
Last Interest Payment Amount	Number
Frozen Account Flag	Text (Y or N)
Force-Placed Insurance Flag	Text (Y or N)
Force-Placed Flood Insurance Flag	Text (Y or N)
Re-aged Account Flag	Text (Y or N)
Last Principal Payment Amount	Number
Last Principal Payment Date	MM/DD/YY
Paid Off Code (write off, charge off, borrower payoff)	Text

Payoff Date	MM/DD/YY
Delinquency Status (30-days, 60-days, etc.)	Text
Current Market Value	Number
Date of Market Value	M/DD/YY
As-is Value	Number
Repaired Value	Number
Type of Valuation	Text
Foreclosure Flag	Text (Y or N)
Bankruptcy Flag	Text (Y or N)
REO Flag	Text (Y or N)
Foreclosure Start Date (Referral Date)	MM/DD/YY
Scheduled Foreclosure Sale Date	MM/DD/YY
Foreclosure Actual Sale Date	MM/DD/YY
Actual Notice of Intent Date	MM/DD/YY
Actual First Legal Date	MM/DD/YY
Bankruptcy Chapter	Number
Actual Bankruptcy Start Date	MM/DD/YY
Actual Bankruptcy End Date	MM/DD/YY
Actual Payment Plan Start Date	MM/DD/YY
Actual Payment Plan End Date	MM/DD/YY
Payment Plan Term	Number
Actual REO Start Date	MM/DD/YY
REO List Date	MM/DD/YY
REO List Price	Number
Vacancy/Occupancy Status	Text

Actual Eviction Start Date	MM/DD/YY
Actual Eviction Completion Date	MM/DD/YY
Sales Price	Number
Actual Closing Date	MM/DD/YY
Net Sales Proceeds	Number
Current Max Line Amount	Number
Number of times 30-59 (Lifetime to date)	Number
Number of times 60-89 (Lifetime to date)	Number
Number of times 90-119 (Lifetime to date)	Number
Number of times 120-149 (Lifetime to date)	Number
Number of times 150-179 (Lifetime to date)	Number
Initial Debt-to-Income Ratio	Number
Initial Monthly Income	Number
Initial Time at Employer	Number
Initial Time at Residence	Number
Employer	Text
Charge off Date	MM/DD/YY
Charge off Amount	Number
Current Past Due Amount	Number
Number of Advances (Year to Date)	Number
Dollar Amount Advanced (Year to Date)	Number
Next Payment Due Date	MM/DD/YY
Self Employed Flag	Y/N
Fraud Account Flag	Y/N

Type of Fraud	Text
Date of Fraud Identification	MM/DD/YY
Date of Last Re-Age	MM/DD/YY
Number of Re-Ages	Number
Number of Months Re-Aged	Number
Last Contact Date by Collections	MM/DD/YY
Teaser Rate	Number
Teaser Rate Period	Number
Reset Frequency	Text
Initial Appraisal Type	Text
Percentage of Credit Line Used	Number
Credit Line Closed Flag	Text

EXHIBIT H

FORM OF SPS SERVICED LOANS REPORT

DATA AND FORMAT TO BE PROVIDED BY SPS TO THE MASTER SERVICER

(in Excel format)

FIELD FORMAT	FIELD
Name*	Text
Lien Position *	Text/Number
FICO Score*	Number
Original Occupancy*	Text
Documentation*	Text
Purpose*	Text
Original Loan Amount*	Number
Original Appraisal Value*	Number
Original LTV*	Number
Original P&I*	Number
Original Interest Rate*	Number
First Payment Date*	MM/DD/YY
Origination Date*	MM/DD/YY
Originator*	Text
Loan Term*	Number
Product Type (adjustable rate or fixed rate)*	Text
Property Type*	Text
Street Address*	Text
City*	Text
Zip Code*	Text
State*	Text
MI Certificate Number*	Number
Prepayment Flag	Text
Prepayment Expiration Date	MM/DD/YY
Loan Number	Text
Deal Identifier by Loan	Text
Current Loan Amount	Number
Current LTV	Number
Current Interest Rate	Number
Last Interest Payment Date	MM/DD/YY
Current P&I Payment Amount	Number
Paid Off Code	Text
Scheduled Balance	Number
Calculation of Retained Yield by Loan Number (if applicable to the transaction)	Number
Reporting of Delinquency Status on Defaulted Mortgage Loans	Text
Current Market Value	Number
Date of Market Value	MM/DD/YY
As-is Value	Number
Repaired Value	Number
Type of Valuation	Text
Foreclosure Flag	Text
Bankruptcy Flag	Text
Date NOD sent to MI company	MM/DD/YY

Foreclosure Start Date (Referral Date)	MM/DD/YY
Scheduled Foreclosure Sale Date	MM/DD/YY
Foreclosure Actual Sale Date	MM/DD/YY
Actual Notice of Intent Date	MM/DD/YY
Actual First Legal Date	MM/DD/YY
Bankruptcy Chapter	Number
Actual Bankruptcy Start Date	MM/DD/YY
Actual Payment Plan Start and End Dates	MM/DD/YY
List Date	MM/DD/YY
List Price	Number
Vacancy/Occupancy Status	Text
Actual Eviction Start Date	MM/DD/YY
Actual Eviction Completion Date	MM/DD/YY
Actual REO Start Date	MM/DD/YY
Sales Price	Number
Actual Closing Date	MM/DD/YY
Net Sales Proceeds	Number
Mortgage Insurance Claim Filing Date	MM/DD/YY
Mortgage Insurance Proceeds Received	Number
Date Mortgage Insurance Proceeds Received	MM/DD/YY
Collection History

SCHEDULE I

REPRESENTATIONS AND WARRANTIES OF WILSHIRE

(i)         Wilshire is a corporation duly organized and validly existing under the laws of the State of Nevada and has full power and authority to own its assets and to transact the business in which it is currently engaged. Wilshire (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Wilshire;

(ii)         Wilshire has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of Wilshire enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        Wilshire is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)        The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by Wilshire will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to Wilshire or any provision of the articles or bylaws of Wilshire, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Wilshire is a party or by which Wilshire may be bound;

(v)        No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Wilshire threatened, against Wilshire or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of Wilshire has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(vi)        Wilshire is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.

SCHEDULE II

REPRESENTATIONS AND WARRANTIES OF OCWEN

(i)         Ocwen is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged. Ocwen (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Ocwen;

(ii)         Ocwen has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of Ocwen enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        Ocwen is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)        The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by Ocwen will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to Ocwen or any provision of the articles or bylaws of Ocwen, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Ocwen is a party or by which Ocwen may be bound;

(v)        No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Ocwen threatened, against Ocwen or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of Ocwen has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(vi)        Ocwen is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.

SCHEDULE III

REPRESENTATIONS AND WARRANTIES OF PNC

(i)         PNC is a bank duly organized and validly existing under the laws of the State of Pennsylvania and has full power and authority to own its assets and to transact the business in which it is currently engaged. PNC (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of PNC;

(ii)         PNC has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of PNC enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        PNC is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)        The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by PNC will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to PNC or any provision of the articles or bylaws of PNC, or constitute a material breach of any material mortgage, indenture, contract or other agreement to which PNC is a party or by which PNC may be bound;

(v)        No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of PNC threatened, against PNC or any of its properties which in the opinion of PNC has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(vi)        PNC is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.

SCHEDULE IV

REPRESENTATIONS AND WARRANTIES OF SPS

(i)         SPS is a corporation duly organized and validly existing under the laws of the State of Utah and has full power and authority to own its assets and to transact the business in which it is currently engaged. SPS (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of SPS;

(ii)         SPS has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of SPS enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        SPS is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)        The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by SPS will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to SPS or any provision of the articles or bylaws of SPS, or constitute a material breach of any mortgage, indenture, contract or other agreement to which SPS is a party or by which SPS may be bound;

(v)        No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of SPS threatened, against SPS or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of SPS has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(vi)        SPS is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Loans that are registered with MERS.

SCHEDULE V

REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER

(i)         The Master Servicer is a duly organized and validly existing national banking association and has full power and authority to own its assets and to transact the business in which it is currently engaged. The Master Servicer (including, where appropriate, through its Affiliates and subsidiaries) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Master Servicer;

(ii)         The Master Servicer has full power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)        The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the articles or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound;

(v)        No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(vi)       The Master Servicer is a member of MERS in good standing.